Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406

OF THE SECURITIES ACT OF 1933, AS AMENDED.

RESEARCH COLLABORATION AND LICENSE AGREEMENT

BY AND BETWEEN

PFIZER INC.

AND

CELLECTIS SA

JUNE 17, 2014

i

	4.2.	Grants to Cellectis	29

	4.3.	Reciprocal Non-Exclusive Research License for Disclosed Know-How and Confidential Information	30

	4.4.	Retained Rights	30

	4.6.	Section 365(n) of Bankruptcy Code	30

	4.7.	No Implied Rights	31

5.	PAYMENTS TO CELLECTIS		31

	5.1.	Upfront and Option Fee	31

	5.3.	Research Support Funding	31

	5.4.	Milestones	32

	5.5.	Royalties	34

	5.6.	Reports and Payments.	36

	5.7.	Maintenance of Records; Audits	36

6.	INTELLECTUAL PROPERTY		39

	6.1.	Inventions	39

	6.2.	Patent Rights	41

	6.3.	Interference, Opposition, Revocation and Declaratory Judgment Actions	47

7.	CONFIDENTIALITY		47

	7.1.	Confidentiality	47

	7.2.	Authorized Disclosure	48

	7.3.	Public Announcements; Publications	49

	7.4.	Obligations in Connection with Change of Control	50

8.	REPRESENTATIONS AND WARRANTIES		51

	8.1.	Mutual Representations and Warranties	51

	8.2.	Representations and Warranties of Cellectis	51

	8.3.	Cellectis Covenants	53

	8.4.	Representation by Legal Counsel	54

	8.5.	Disclaimer	54

9.	GOVERNMENT APPROVALS; TERM AND TERMINATION		55

	9.1.	Government Approvals	55

	9.2.	Term	55

	9.3.	Termination by Either Party for Cause	55

	9.4.	Termination by Pfizer for Convenience	55

	9.5.	Termination on Insolvency of Cellectis	55

	9.6.	Effects of Termination	56

	9.7.	Disposition of Inventories of Products	56

	9.8.	Survival of Certain Obligations	59

	9.9.	Right to Termination of Research Project(s) or Research Program by Pfizer upon Change of Control of Cellectis	59

10.	LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE		61

	10.1.	No Consequential Damages	61

	10.2.	Indemnification by Pfizer	61

	10.3.	Indemnification by Cellectis	62

	10.4.	Procedure	62

	10.5.	Insurance	64

11.	MISCELLANEOUS		64

	11.1.	Assignment	64

	11.2.	Further Actions	64

	11.3.	Force Majeure	64

	11.4.	Notices	64

	11.5.	Amendment	64

	11.6.	Waiver	66

11.7.	Severability	66

11.8.	Descriptive Headings	66

11.9.	Dispute Resolution	66

11.10.	Governing Law	66

11.11.	Consent to Jurisdiction	67

11.12.	Entire Agreement	67

11.13.	Independent Contractors	68

11.14.	Counterparts	68

11.15.	No Third Party Rights or Obligations	69

EXHIBITS

Exhibit 1: Pfizer anti-bribery and anti-corruption principles

SCHEDULES

Schedule 1.52: Expected Subcontractors
Schedule 2.6.1: Research Plan

Schedule 8.2.1: In-Licensed Patent Right comprised in the Cellectis Technology
Schedule 8.2.3: Cellectis Patent Rights
Schedule 8.2.4
Schedule 8.2.8
Schedule 8.2.9
Schedule 8.2.10 Disclosed Third Party Agreement

v

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Research Collaboration and License Agreement (the “Agreement”) is entered into as of June 17, 2014 (the “Effective Date”), by and among Pfizer Inc., a corporation organized and existing under the laws of the State of Delaware and having a place of business at 235 East 42nd Street, New York, New York, 10017 United States (“Pfizer”) and Cellectis SA, a corporation organized and existing under the laws of France and having a place of business at 8 rue de la Croix Jarry, 75013 Paris, France (“Cellectis”). Pfizer and Cellectis may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Pfizer is engaged in the research, development and commercialization of pharmaceutical and health care products and has developed and owns proprietary rights to certain technology related to protein engineering and target validation;

WHEREAS, Cellectis has developed and controls proprietary rights to certain technology relating to adoptive immunotherapy CAR T-cell and genome engineering technologies; and

WHEREAS, Pfizer and Cellectis desire to collaborate to discover and research novel CAR-Ts active against certain designated targets and to provide for Pfizer to further research, develop, manufacture and commercialize such CAR-Ts and products containing such CAR-Ts, as provided for herein.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS.

When used in this Agreement, the following capitalized terms will have the meanings set forth in this Article 1. Any terms defined elsewhere in this Agreement will be given equal weight and importance as though set forth in Article 1.

1.1. “Additional Third Party Licenses” is defined in Section 5.4.2(b).

1.2. “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), provided, however, that the term “Affiliate” will not include subsidiaries or other entities in which a Party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other managing authority, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

1.3. “Agreement” is defined in the introduction to this Agreement.

1.4. “Agreement CAR-T” means any CAR-T utilizing the Cellectis Technology that is identified, created or developed Targeting a Pfizer Target.

1.5. “Alliance Manager” is defined in Section 2.8.

1.6. “Annual Net Sales” means, with respect to any Pfizer Licensed Product in a Pfizer Year during the applicable Royalty Term for such Pfizer Licensed Product, the aggregate Net Sales by Pfizer, its Affiliates and its Sublicensees from the sale of such Pfizer Licensed Product in the Territory during such Pfizer Year.

1.7. “Applicable Law” means the laws, statutes, rules, regulations, guidelines, or other requirements that may be in effect from time to time and apply to a Party’s activities to be performed under this Agreement, including any such laws, statutes, rules, regulations, guidelines, or other requirements of the FDA or the EMA.

1.8. “Applicable Pfizer Technology” means any (a) Know-How Controlled by Pfizer or its Affiliates that was invented, discovered or developed during the Term and in connection with Pfizer’s or its Affiliates’ activities under the Agreement and (b) Patent Rights Controlled by Pfizer or its Affiliates as of the date of Termination, to the extent that such Patent Right claims any Know-How described in clause (a) above, to the extent that such Know-How and Patent Rights are necessary for the further development, manufacture and commercialization of Continuation Products

1.9. [***]

1.10. “Binding Obligation” means, with respect to a Party (a) any oral or written agreement or arrangement that binds or affects such Party’s operations or property, including any assignment, license agreement, loan agreement, guaranty, or financing agreement; (b) the provisions of such Party’s charter, bylaws or other organizational documents or (c) any order, writ, injunction, decree or judgment of any court or Governmental Authority entered against such Party or by which any of such Party’s operations or property are bound.

1.11. “Biosimilar Biologic Product” is defined in Section 5.4.2(a).

1.12. “Biosimilar Notice” means a copy of any application submitted by a Third Party to the FDA under 42 U.S.C. § 262(k) of the PHS Act (or, in the case of a country of the Territory outside the United States, any similar law) for Regulatory Approval of a biological product, which application identifies a Pfizer Licensed Product as the reference product with respect to such product, and other information that describes the process or processes used to manufacture the biological product.

1.13. “BLA” means a Biologics License Application filed with the FDA in the United States with respect to a Licensed Product, as defined in Title 21 of the U.S. Code of Federal Regulations, Section 601.2 et. seq.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.14. “Business Day” means a day other than a Saturday, a Sunday or a day that is a national holiday in the United States.

1.15. “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

1.16. “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31.

1.17. “CAR” means a chimeric antigen receptor expressed from an experimentally validated Cellectis viral construct with specific molecular architecture and signaling domain sequences.

1.18. “CAR-T” means a population of T-cells with a unique set of experimentally validated biologic attributes expressing a CAR construct produced using Cellectis Technology.

1.19. [***]

1.20. [***]

1.21. “Cellectis CAR-T Developed IP” means Developed IP directed to the manufacture, composition or use of CAR-Ts Targeting a Cellectis Program Target.

1.22. “Cellectis Diligence Obligation” is defined in Section 3.2.4.

1.23. “Cellectis Improvement” [***]

1.24. “Cellectis Indemnified Party” is defined in Section 10.2.

1.25. “Cellectis Insolvency Event” means the occurrence of any of the following: (a) a case is commenced by or against Cellectis under applicable bankruptcy, insolvency or similar laws, (b) Cellectis files for or is subject to the institution of bankruptcy, reorganization, liquidation, receivership or similar proceedings, (c) Cellectis assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for Cellectis’ business, (e) a substantial portion of Cellectis’ business is

[***] = CONFIDENTIAL TREATMENT REQUESTED

subject to attachment or similar process, (f) Cellectis suspends or threatens to suspend making payments with respect to all or any class of its debts or (g) anything analogous to any of the events described in the foregoing clauses (a) through (f) occurs under the laws of any applicable jurisdiction.

1.26. “Cellectis Know-How” means any Know-How comprised in the Cellectis Technology that is introduced into the Research Program by Cellectis pursuant to the applicable Research Plan.

1.27. “Cellectis Non-Compete Period” is defined in Section 2.1.4.

1.28. “Cellectis Patent Right” means any Patent Right comprised in the Cellectis Technology. The Cellectis Patent Rights existing as of the Effective Date include those set forth on Schedule 8.2.3 attached hereto.

1.29. “Cellectis Product” means any product incorporating a CAR-T Targeting a Cellectis Program Target which would infringe a Valid Claim of any Licensed Pfizer Intellectual Property in the absence of the Licenses from Pfizer pursuant to Section 4.2 or that is claimed or covered by, or was made using or otherwise incorporates, any Pfizer Intellectual Property or Developed IP.

1.30. “Cellectis Program Target” means [***], plus any additional Cellectis Program Targets added to the Agreement pursuant to Section 2.2.

1.31. “Cellectis Technology” [***]

1.32. “Cellectis Third Party Agreement” means any agreement between Cellectis and any Third Party under which Cellectis obtains rights in or to any Cellectis Licensed Intellectual Property.

1.33. “Change of Control” means, with respect to a Party, (a) a merger, reorganization or consolidation of such Party with a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation, (b) a Third Party becoming the beneficial owner of fifty (50%) or more of the combined voting power of the outstanding securities of such Party or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business or assets to which this Agreement relates.

1.34. “Change Order” is defined in Section 2.6.3.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.35. “Combination Product” means a Pfizer Licensed Product containing an Agreement CAR-T and one or more other therapeutically active ingredients.

1.36. “Commercialization” or “Commercialize” means activities directed to marketing, promoting, distributing, importing, exporting, using for commercial purposes or selling or having sold a Pfizer Licensed Product. Commercialization will not include any activities related to Manufacturing or Development.

1.37. “Commercially Reasonable Efforts” means [***]

1.38. “Confidential Information” of a Party means all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding such Party’s technology, products, business or objectives, that is communicated in any way or form by the Disclosing Party to the Receiving Party, either prior to or after the Effective Date of this Agreement (including any information disclosed pursuant to the Confidentiality Agreement), and whether or not such Know-How or other information is identified as confidential at the time of disclosure. The terms and conditions of this Agreement will be deemed to be the Confidential Information of each Party. Cellectis Improvements will be deemed to be the Confidential Information of Cellectis. Pfizer Improvements will be deemed to be the Confidential Information of Pfizer. Developed IP will be deemed to be the Confidential Information of each Party, except that CAR-T Developed IP, upon assignment thereof to Pfizer pursuant to Section 6.1.1(d), will be deemed to be the Confidential Information solely of Pfizer.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.39. “Confidentiality Agreement” means that certain Confidentiality Agreement between the Parties dated March 31, 2014.

1.40. “Continuation Product” is defined in Section 9.7.4(c).

1.41. “Control” or “Controlled” means, with respect to any (a) item of information, including Know-How, or (b) intellectual property right, the possession (whether by ownership interest or license, other than pursuant to this Agreement) by a Party of the ability to grant to the other Party access to or a license under such item or right, as provided herein, without violating the terms of any agreement or other arrangements with any Third Party.

1.42. “Develop” or “Development” means to discover, research or otherwise develop a product, including conducting any pre-clinical, non-clinical or clinical research and any drug development activity, including discovery, research, toxicology, pharmacology and other similar efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre- and post-approval studies), development of diagnostic assays in connection with clinical studies, and all activities directed to obtaining any Regulatory Approval, including any marketing, pricing or reimbursement approval.

1.43. “Developed IP” [***]

1.44. “Development Milestone” is defined in Section 5.3.1.

1.45. “Development Milestone Payment” is defined in Section 5.3.1.

1.46. “Diligence Issue” is defined in Section 3.2.5.

1.47. “Disclosed Third Party Agreement” is defined in Section 8.2.10(a).

1.48. “Disclosing Party” is defined in Section 7.1.

1.49. “Effective Date” is defined in the introduction to this Agreement.

1.50. [***]

1.51. “EMA” means the European Medicines Agency, or any successor agency thereto.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.52. “Expected Subcontractors” means the subcontractor or contractors listed in Schedule 1.52, that Cellectis is using, or intends to use, as of the Effective Date, to engage for the performance any Research Plan Services or Research Program activities

1.53. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the rules and regulations promulgated thereunder.

1.54. “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.55. “Field” means human oncologic therapeutic, diagnostic, prophylactic and prognostic purposes.

1.56. “First Commercial Sale” means, with respect to any Pfizer Licensed Product and any country of the world, the first sale of such Pfizer Licensed Product under this Agreement by Pfizer, its Affiliates or its Sublicensees to a Third Party in such country, after such Pfizer Licensed Product has been granted Regulatory Approval by the competent Regulatory Authorities in such country.

1.57. [***]

1.58. “FTE” means a full time equivalent scientific person (with B.S., M.S. or Ph.D. level or equivalent degrees, including laboratory technicians with exams recognized according to European standards) year, consisting of a minimum of a total of [***] of scientific work directly related to and in support of the Research Program by an employee of Cellectis or any of its Affiliates.

1.59. “FTE Rate” means [***] per FTE.

1.60. “GAAP” means United States generally accepted accounting principles, consistently applied.

1.61. “Generic Competition” is defined in Section 5.4.2(a).

1.62. “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.63. “IND” means an Investigational New Drug Application, as defined in the FD&C Act, that is required to be filed with the FDA before beginning clinical testing of a Pfizer Licensed Product or Cellectis Product, as applicable, in human subjects, or an equivalent foreign filing.

1.64. “Indemnified Party” is defined in Section 10.4.1.

1.65. “Indemnifying Party” is defined in Section 10.4.1.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.66. “Joint Developed IP” is defined in Section 6.1.1(c).

1.67. “Joint Patent Right” is defined in Section 6.2.1(d).

1.68. “Joint Research Committee” or “JRC” is defined in Section 2.7.1.

1.69. “Know-How” means any proprietary invention, discovery, data, information, process, method, technique, material, technology, result or other know-how, whether or not patentable.

1.70. “Law” means any law, statute, rule, regulation, order, judgment or ordinance of any Governmental Authority.

1.71. “Liability” is defined in Section 10.2.

1.72. “License” is defined in Section 4.1.1.

1.73. “Licensed Cellectis Intellectual Property” means any and all intellectual property (including Patent Rights and Know-How) Controlled by Cellectis, including the Cellectis Technology, the Cellectis Improvements and Cellectis’ interest in the Developed IP, for Pfizer to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize Pfizer Licensed Products.

1.74. “Licensed Pfizer Intellectual Property” means any and all Pfizer Technology, Pfizer Improvement, and Pfizer’s interest in the Developed IP, for Cellectis to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize Cellectis Products.

1.75. “Litigation Conditions” is defined in Section 10.4.2.

1.76. “MAA” means an application with the EMA seeking Regulatory Approval of a Licensed Product in Europe using the EMA’s centralized procedure.

1.77. “Major EU Market Country” means any of [***].

1.78. “Major Market Country” means any Major EU Market Country [***].

1.79. “Manufacturing” or “Manufacture” means activities directed to making, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping or storage of a product.

1.80. “Marginal Royalty Rates” is defined in Section 5.4.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.81. [***]

1.82. “Misuse” means any use of Cellectis Confidential Information or Know-How by Pfizer in violation of Pfizer’s non-use obligations pursuant to this Agreement or outside the scope of the licenses granted hereunder. For the avoidance of doubt, “Misuse” will not include Pfizer’s disclosure of Cellectis Confidential Information to any Third Party in violation of Section 7.

1.83. “Necessary” is defined in Section 5.4.2(b).

1.84. “Net Sales” means, [***]

[***] = CONFIDENTIAL TREATMENT REQUESTED

[***]

1.85. “Non-Disclosing Party” is defined in Section 7.3.2.

1.86. “Notice of Dispute” is defined in Section 11.10.1.

1.87. “Other Cellectis Target” means [***], plus any additional Other Cellectis Targets added to the Agreement pursuant to Section 2.3.

1.88. “Party” and “Parties” is defined in the introduction to this Agreement.

1.89. “Patent Rights” means any and all (a) patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) any other form of government-issued right substantially similar to any of the foregoing and (f) all United States and foreign counterparts of any of the foregoing. The Patent Rights owned by either Party include any Patent Right assigned to such Party pursuant to the provisions of this Agreement.

1.90. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.91. “Pfizer” is defined in the introduction to this Agreement.

1.92. “Pfizer CAR-T Developed IP” [***]

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.93. “Pfizer Diligence Obligation” is defined in Section 3.2.4.

1.94. “Pfizer Improvements” [***]

1.95. “Pfizer Indemnified Party” is defined in Section 10.3.

1.96. “Pfizer Know-How” means any Know-How comprised in the Pfizer Technology.

1.97. “Pfizer Licensed Product” means any product containing an Agreement CAR-T that is claimed or covered by, or was made using or otherwise incorporates, any Licensed Cellectis Intellectual Property.

1.98. “Pfizer Patent Right” means any Patent Right comprised in the Pfizer Technology.

1.99. “Pfizer Proprietary Materials” means any and all biological (including any Antibodies) and other materials Controlled by Pfizer and provided by Pfizer to Cellectis under this Agreement.

1.100. “Pfizer Quarter” means each of the four thirteen week periods (a) with respect to the United States, commencing on January 1 of any Pfizer Year and (b) with respect to any country in the Territory other than the United States, commencing on December 1 of any Pfizer Year.

1.101. “Pfizer Target” means [***], plus any additional Pfizer Targets added to the Agreement pursuant to Section 2.1.

1.102. “Pfizer Technology” means [***]

1.103. “Pfizer Year” means the 12 month fiscal periods observed by Pfizer (a) commencing on January 1 with respect to the United States and (b) commencing on December 1 with respect to any country in the Territory other than the United States.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.104. “Phase I Clinical Trial” means a study of a Pfizer Licensed Product in human subjects or patients with the endpoint of determining initial tolerance, safety, metabolism or pharmacokinetic information and clinical pharmacology of such product as and to the extent defined for the United States in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent regulation in any other country. A so-called Phase I/II Clinical Trial will be deemed to be a Phase I Clinical Trial unless such study, when completed, allows Pfizer to proceed directly to a Phase III Clinical Trial.

1.105. “Phase II Clinical Trial” means a study of a Pfizer Licensed Product in human patients to determine the safe and effective dose range in a proposed therapeutic indication as and to the extent defined for the United Sates in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent regulation in any other country.

1.106. “Phase III Clinical Trial” means a study of a Pfizer Licensed Product in human patients with a defined dose or a set of defined doses of a Pfizer Licensed Product designed to (a) ascertain efficacy and safety of such Pfizer Licensed Product for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Pfizer Licensed Product in the dosage range to be prescribed; and (c) support preparing and submitting applications for Regulatory Approval to the competent Regulatory Authorities in a country of the world, as and to the extent defined for the United States in 21 C.F.R.§ 312.21(c), or its successor regulation, or the equivalent regulation in any other country.

1.107. “PHS Act” means the United States Public Health Service Act, as amended, and the rules and regulations promulgated thereunder.

1.108. “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be)

1.109. “Receiving Party” is defined in Section 7.1.

1.110. “Regulatory Approval” means all technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of BLAs, MAAs, supplements and amendments, pre- and post- approvals, pricing and Third Party reimbursement approvals, and labeling approvals) of any Regulatory Authority, necessary for the use, Development, Manufacture and Commercialization of a pharmaceutical product in a regulatory jurisdiction. For the sake of clarity, Regulatory Approval will not be achieved for a Pfizer Licensed Product in a country until all applicable Price Approvals have also been obtained by Pfizer, its Affiliates, sublicensees or distributors, where applicable, for such Pfizer Licensed Product in such country.

1.111. “Regulatory Approval Application” means any application submitted to an appropriate Regulatory Authority seeking any Regulatory Approval.

1.112. “Regulatory Authority” means, with respect to any national, supra-national, regional, state or local regulatory jurisdiction, any agency, department, bureau, commission, council or other governmental entity involved in the granting of a Regulatory Approval for such jurisdiction.

1.113. “Representative” is defined in Section 7.2.1.

1.114. “Research Plan” is defined in Section 2.6.1.

1.115. “Research Plan Services” is defined in Section 2.6.2.

1.116. “Research Program” is defined in Section 2.5.

1.117. “Research Project” is defined in Section 2.6.1.

1.118. “Research Term” means four (4) years from the Effective Date.

1.119. “Royalty Term” means, on a Pfizer Licensed Product-by-Pfizer Licensed Product and country-by-country basis, the period of time from the First Commercial Sale of such Pfizer Licensed Product in such country until the later of (i) the expiration of the last Valid Claim that would, but for the license to or ownership by Pfizer hereunder, be infringed by the sale of such Pfizer Licensed Product in such country; (ii) the loss of regulatory exclusivity for the Pfizer Licensed Product in such country or (iii) the tenth (10th) anniversary of the date of the First Commercial Sale of such Pfizer Licensed Product in such country, but in no event later than the twentieth (20th) anniversary of the date of the First Commercial Sale in any country.

1.120. “Sales Milestone” is defined in Section 5.3.2.

1.121. “Sales Milestone Payment” is defined in Section 5.3.2.

1.122. “Sales Threshold” is defined in Section 5.3.2.

1.123. “SEC” means the United States Securities and Exchange Commission.

1.124. “Servier Agreement” means that certain Research, Product Development, Option, License and Commercialization Agreement by and between Servier and Cellectis dated February 17, 2014.

1.125. “Servier Targets” means [***], and the five other targets set forth in the Servier Agreement.

1.126. “Subcontractors” is defined in Section 2.13.

1.127. “Sublicensee” means any Person to whom Pfizer grants or has granted, directly or indirectly, a sublicense of rights licensed by Cellectis to Pfizer under this Agreement, in accordance with the provisions of this Agreement.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.128. “[***] Patent Rights” means the Patent Rights set forth on Schedule 8.23 under the headings: CELLECTIS Patent Portfolio on [***], In-licensed Patent applications from [***], In-Licensed patent applications from [***], In-Licensed Patent applications from [***] and In-Licensed from [***]. The value attributed to the [***] Patent Rights corresponds to [***] of the total value of the Cellectis Technology.

1.129. “Target” means (a) a specific biological molecule that is identified by a GenBank accession number or similar information, or by its amino acid or nucleic acid sequence, and (b) any biological molecule substantially similar in amino acid or nucleic acid sequence that has substantially the same biological function as a molecule disclosed in clause (a), including any naturally occurring mutant or allelic variant of a molecule disclosed in clause (a), including naturally occurring variants, mutants, transcriptional and post-transcriptional isoforms (e.g., alternative splice variants), and post-translational modification variants (e.g., protein processing, maturation and glycosylation variants); and (c) truncated forms (including fragments thereof) which have a biological function substantially similar to that of any biological molecules disclosed in clause (a) or clause (b).

1.130. “Target Designation Date” means, with respect to the original Cellectis Program Target, Other Cellectis Targets and Pfizer Targets, the Effective Date, and with respect to additional Pfizer Targets, Cellectis Program Targets and Other Cellectis Target designated pursuant to Section 2.4, such date as provided in Section 2.4.

1.131. “Targeting” means, when used to describe the relationship between a molecule and a Target, that the molecule (a) binds to the Target (or a portion thereof) and (b) is designed or being developed to exert its biological effect in whole or in part through binding to such Target (or such portion thereof).

1.132. “Term” is defined in Section 9.2.

1.133. “Terminated Pfizer Licensed Product” is defined in Section 9.7.2(b).

1.134. “Terminated Target” is defined in Section 9.7.2.

1.135. “Territory” means the entire world.

1.136. “Third Party” means any Person other than Pfizer, Cellectis or their respective Affiliates.

1.137. “Third Party Claim” is defined in Section 10.4.1.

1.138. “Trademark” means any trademark, trade dress, design, logo, slogan, house mark or name used in connection with the Commercialization of any Pfizer Licensed Product by Pfizer or its Affiliates or Sublicensees hereunder, including any registration or application for registration of any of the foregoing.

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1.139. “Useful” is defined in Section 5.4.2(b).

1.140. “Valid Claim” means, with respect to a particular country, a claim of an issued and unexpired patent right included within the Licensed Intellectual Property or Developed IP that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental authority of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal, and (ii) has not been cancelled, withdrawn, abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. A Pfizer Licensed Product is “Covered” by a Valid Claim if its referenced activity by Pfizer or its Sublicensees would, but for the licenses granted by Cellectis under this Agreement, infringe such Valid Claim.

1.141. [***]

1.142. Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to sections or exhibits will be construed to refer to sections or exhibits of this Agreement, and references to this Agreement include all exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (l) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

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2.	RESEARCH PROGRAM.

2.1	Selection of Pfizer Targets.

2.1.1 Pfizer Targets. Pfizer hereby designates [***] as the initial Pfizer Targets for the first six Pfizer Research Projects.

2.1.2 Additional Pfizer Target Right. Pfizer will have the right following each anniversary of the Effective Date during the Research Term to add up to three additional Pfizer Targets under this Agreement, subject to availability of such Target, as set forth in Section 2.4 below.

2.1.3 Exclusivity of Pfizer Targets. Subject to Sections 3.2.6 and 4.5, during the Term of this Agreement, for each Pfizer Target, except as set forth in a Research Plan, neither Cellectis nor any of its Affiliates will (a) grant, or seek to grant, any right under any Cellectis Technology, Cellectis Improvements, Pfizer Improvements licensed to Cellectis pursuant to Section 4.2.3 or Developed IP to any Third Party with respect to such Pfizer Target or (b) use any Cellectis Technology, Cellectis Improvements, Pfizer Improvements licensed to Cellectis pursuant to Section 4.2.3 or Developed IP to Develop (itself or through or with a Third Party) or Commercialize CAR-Ts Targeting such Pfizer Target.

2.1.4 CAR-T Exclusivity. Except to the extent required of Cellectis pursuant to the Servier Agreement, until the earlier of (i) completion or termination of the Research Term or (ii) the filing by Cellectis of an IND for a Cellectis Program Target or Other Cellectis Target (together the “Cellectis Non-Compete Period”), neither Cellectis nor any of its Affiliates will grant, or seek to grant, any right under any Cellectis Technology, Cellectis Improvements, Pfizer Improvements licensed to Cellectis pursuant to Section 4.2.3 or Developed IP to any Third Party to Develop or Commercialize CAR-Ts in the Field, other than academic institutions solely for internal academic non-profit research, non-commercial research collaborations, and subcontractors of Cellectis and its Affiliates. For clarity, in the event that Cellectis files an IND for a product for a Cellectis Program Target or Other Cellectis Target the Cellectis Non-Compete Period will terminate at such time for such Cellectis Program Target or Other Cellectis Target, but will remain in effect for all other Targets, including the remaining Cellectis Program Target or Other Cellectis Target, pursuant to terms of this Section 2.1.4.

2.2	Selection of Cellectis Program Targets.

2.2.1 Cellectis Program Targets. Cellectis hereby designates [***] as the initial Cellectis Program Target for the first Cellectis Research Project.

2.2.2 Additional Cellectis Program Target Right. Cellectis will have the right following each anniversary of the Effective Date during the Research Term to add

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an additional Cellectis Program Target under this Agreement, subject to availability of such Target, as set forth in Section 2.4 below.

2.2.3 Exclusivity of Cellectis Program Targets. During the Research Term, until the earlier of (i) completion or termination of the Research Term or (ii) the filing by Cellectis of an IND for a Cellectis Program Target (together the “Cellectis Program Target Non-Compete Period”), neither Pfizer nor any of its Affiliates will (a) grant, or seek to grant, any right under any Pfizer Technology, Pfizer Improvements, Cellectis Improvements licensed to Pfizer pursuant to Section 4.1.2 or Developed IP Controlled by Pfizer to any Third Party with respect to such Cellectis Program Target in the Field or (b) use any Pfizer Technology, Pfizer Improvements, Cellectis Improvements licensed to Pfizer pursuant to Section 4.1.2 or Developed IP Controlled by Pfizer to Develop (itself or through or with a Third Party) or Commercialize T-cells expressing a chimeric antigen receptor construct Targeting such Cellectis Program Target in the Field. For clarity, in the event that Cellectis files an IND for a product for a Cellectis Program Target or enters into an agreement with a Third Party related to such Cellectis Program Target, other than academic institutions solely for internal academic non-profit research, non-commercial research collaborations, or subcontractors for a Cellectis Program Target then the Cellectis Program Target Non-Compete Period will terminate at such time for such Cellectis Program Target, but will remain in effect for all other Cellectis Program Targets, pursuant to terms of this Section 2.2.3.

2.3	Selection of Other Cellectis Targets.

2.3.1 Other Cellectis Targets. Cellectis hereby designates [***] as the initial Other Cellectis Targets.

2.3.2 Additional Other Cellectis Target Right. Cellectis will have the right following each anniversary of the Effective Date during the Research Term to add up to two additional Other Cellectis Targets under this Agreement, subject to availability of such Target, as set forth in Section 2.4 below.

2.4 Target Selection Process. On or within 10 days of each anniversary of the Effective Date during the Research Term (including the 3rd anniversary of the Effective Date), Pfizer and Cellectis will meet, either in person or by phone, to designate additional Targets as either Pfizer Targets, Cellectis Program Targets, or Other Cellectis Targets (“each such date a “Target Designation Date”). The order of designation will be, subject to the limitations set forth in Sections 2.2.2 and 2.3.2: (i) Pfizer designates a Pfizer Target, (ii) Cellectis designates a Cellectis Target (either a Cellectis Program Target or an Other Cellectis Target) (iii) Pfizer designates a Pfizer Target, (iv) Cellectis designates a Cellectis Target (either a Cellectis Program Target or an Other Cellectis Target), (v) Pfizer designates a Pfizer Target and (vi) Cellectis designates a Cellectis Target (either a Cellectis Program Target or an Other Cellectis Target). The Parties hereby acknowledge and agree that neither Party will be able to designate a Target as a Pfizer Target, Cellectis Program Target or Other Cellectis Target, as applicable, if such

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Target has previously been designated a Pfizer Target, Cellectis Program Target, Other Cellectis Target, or Servier Target. Following the 3rd anniversary of the Effective Date, Cellectis will have the right, but not the obligation, to nominate any additional Targets as Other Cellectis Targets.

2.5 Scope and Conduct of the Research Program. Under the terms and conditions set forth herein, Cellectis and Pfizer will collaborate to conduct discovery and pre-clinical Development activities to generate and validate Agreement CAR-Ts to the Pfizer Targets and Cellectis Program Targets (the “Research Program”). The Research Program will be conducted in accordance with the Research Plan for each Research Project (as more fully provided in Section 2.6 below), and each Party will use its Commercially Reasonable Efforts to perform all activities assigned to it and fulfill all of its obligations under each Research Plan in accordance with the timelines and budgets set forth in the applicable Research Plan. In addition, each Party will conduct its activities under the Research Plan(s) in accordance with Applicable Law.

2.6 Research Plans.

2.6.1 Adoption of Research Plans. The Parties will adopt a research plan (the “Research Plan”) for the Pfizer Targets and Cellectis Program Target;s a “Research Project” will mean the work to be performed pursuant to such a Research Plan. The initial Research Plan for [***] is attached as Schedule 2.6.1. The Research Plan for any other Pfizer Target or Cellectis Program Target will be prepared by the JRC and adopted within [***] of the Target Designation Date for such Pfizer Target or Cellectis Program Target by the JRC. Each Research Plan will reference this Agreement and will be subject to all of the provisions of this Agreement, in addition to the specific details set forth in such Research Plan. To the extent any provisions of a Research Plan conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement will control. Unless otherwise expressly stated in a Research Plan, the provisions of each Research Plan will be independent of and will not affect the provisions of any other Research Plan. If the Parties are unable to agree on a Research Plan within the specified time period, the JRC may specify the Research Plan, and all disputes regarding the preparation or modification of any Research Plan (including the approval of any Change Order) will be resolved by the JRC pursuant to the procedures set forth in Section 2.7.5.

2.6.2 Responsibilities. Each Research Plan will set forth the services and the obligations and responsibilities assigned to each Party under the corresponding Research Project (collectively the “Research Plan Services”), and will include the following minimum terms:

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(b)	[***]

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(c)	Payment obligations of each Party.

2.6.3 Changes in Research Plans. A Research Plan may be amended by a written amendment (a “Change Order”) to such Research Plan. Proposed Change Orders will be prepared in writing by the JRC and will be subject to review and written approval by each of the Parties. Each Change Order will set forth the agreed changes to the applicable task, protocol, specifications, responsibility, budget, timeline or other matter. As used in this Agreement, a Research Plan will be deemed to include any Change Orders with respect thereto. Each Change Order will reference this Agreement and the Research Plan it relates to and will be subject to the provisions of this Agreement. To the extent any provisions of a Change Order conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement will control. All Change Orders will be incorporated herein by reference and form a part hereof.

2.7 Governance of the Research Program.

2.7.1 Formation of the Joint Research Committee. Cellectis and Pfizer will establish a “Joint Research Committee” (or “JRC”) to oversee and coordinate the activities of the Parties under this Agreement in regard to the Research Program. The JRC will also serve as a forum to facilitate communications between the Parties regarding the Research Program. The JRC will be comprised of three (3) representatives from each Party as appointed by such Party, with such representatives possessing appropriate expertise and seniority to carry out the Research Projects. The JRC may change its size from time to time by mutual consent of its members. A Party may replace one or more of its representatives from time to time upon written notice to the other Party. Each Party, respectively, will designate its initial members of the JRC within thirty (30) days after the Effective Date. The JRC will exist until expiration of the Research Term, unless the Parties otherwise agree in writing.

2.7.2 Co-Chairpersons and Secretary of the Joint Research Committee. Each Party will designate a co-chairperson of the JRC and a secretary of the JRC will be designated in accordance with Section 2.8 below. A Party may change the designation of its co-chairperson from time to time upon written notice to the other Party. The co-chairpersons will be responsible for scheduling meetings of the JRC, preparing agendas for meetings and sending to all JRC members notices of all regular meetings and agendas for such meetings at least five (5) Business Days before such meetings. The co-chairpersons will solicit input from both Parties regarding matters to be included on the agenda, and any matter either Party desires to have included on the agenda will be included for discussion. Nothing herein will be construed to prohibit the JRC from discussing or acting on matters not included on the applicable agenda. The secretary will record the minutes of the meeting, circulate copies of meeting minutes to the Parties and each JRC member promptly following the meeting for review, comment and approval by the JRC members and finalize approved meeting minutes. The co-

chairpersons will be members of the JRC but the secretary need not be a member of the JRC.

2.7.3 Meetings. The JRC will meet at least once each Calendar Quarter until it has been terminated in accordance with Section 2.7.1 at dates and times mutually agreed by the JRC, unless otherwise mutually agreed by the Parties. The initial meeting of the JRC will be held within thirty (30) days after the Effective Date. Either Party may call a special meeting of the JRC on fifteen (15) days written notice to the other Party’s members of the JRC (or upon such shorter notice as exigent circumstances may require). Such written notice will include an agenda for the special meeting. In-person meetings, including special meetings, of the JRC will alternate between the offices of the Parties, unless otherwise agreed upon by the members of the JRC. Meetings of the JRC may be held telephonically or by video conference; provided, however, that at least [***] will be held in-person. Meetings of the JRC will be effective only if at least one (1) representative of each Party is in attendance or participating in the meeting. Members of the JRC will have the right to participate in and vote at meetings held by telephone or video conference. In addition, the JRC may act on any matter or issue without a meeting if it is documented in a written consent signed by each member of the JRC.

2.7.4 Responsibilities of the Joint Research Committee. The JRC will be responsible for (a) planning and supervising research and development under this Agreement, including establishing, reviewing and recommending modifications and updates to the Research Plans; (b) receiving and reviewing all data and other information obtained by either Party in connection with the Research Program and monitoring and reporting to the Parties on activities conducted pursuant to the Research Plans; (c) documenting and approving initiation and completion of each Research Project; (d) evaluating FTE requirements for the performance of the Research Plans; and (e) such other functions as expressly specified hereunder or as agreed by the Parties.

2.7.5 Decisions. The JRC members will use good faith efforts to reach agreement on any and all matters properly brought before them related to the Research Program. In the event that, despite such good faith efforts, agreement on a particular matter cannot be reached by the JRC within ten days after the JRC first meets to consider such matter, or such later date as may be mutually acceptable to the parties (each such matter, a “Disputed Matter”), then either party may refer that Disputed Matter for resolution by their respective senior executives, and such senior executives would promptly initiate discussions in good faith to resolve such Disputed Matter. If the senior executives are unable to resolve the Disputed Matter within thirty (30) days of it being referred to them, then Cellectis will have the final decision making authority with respect to all Disputed Matters related to Cellectis Program Targets and Pfizer will have final decision making authority with respect to all other Disputed Matters; provided that neither Party will have the authority to obligate the other Party to perform

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Research Plan Services that are substantially greater than the those set forth in the Research Plan attached hereto as Schedule 2.6.1.

2.8 Alliance Managers. In addition to the foregoing governance provisions, each of the Parties will appoint a single individual to serve as that Party’s alliance manager (“Alliance Manager”). The role of each Alliance Manager will be to facilitate the relationship between the Parties as established by this Agreement. The Alliance Managers will attend meetings of the JRC and support the respective co-chairpersons of such committee in the discharge of their responsibilities. Unless otherwise determined by the JRC, Pfizer’s Alliance Manager will serve as secretary at each meeting of the JRC. Alliance Managers will be non-voting participants in such committee meetings. A Party may replace its Alliance Manager from time to time upon written notice to the other Party.

2.9 Conformance with Law. Each Party will perform and discharge its obligations under this Agreement and the Research Program in conformance with (a) professional standards and practices, (b) this Agreement and the Research Plan(s) and (c) all Applicable Laws. Without limiting the generality of the foregoing, each Party will retain all records relating to its performance of this Agreement and the Research Plan(s) for the time periods required by Applicable Laws.

2.10 Cellectis Personnel Matters. Cellectis acknowledges and agrees that it is solely responsible for the compensation of the personnel assigned to the Research Plan Services, and as employer will be responsible for withholding all national, state, local or other applicable taxes and similar items. Cellectis also will be responsible for all other employer related obligations, including providing appropriate insurance coverage and employee benefits, and making all other deductions required by law affecting the gross wages of each employee. Cellectis personnel assigned to the Research Plan Services are not nor will they be deemed to be employees of Pfizer.

2.11 Non-Solicit.

2.11.1 Cellectis Employees. Pfizer hereby undertakes, on behalf of itself and its Affiliates, that prior to any Change of Control of Cellectis and during the period of time from the Effective Date until [***], neither Rinat nor Pfizer’s oncology research unit (or the immumo-oncology or oncology research unit of a Third Party acquired by Pfizer) nor any person acting on their behalf will, without the prior written consent of Cellectis, directly or indirectly, encourage to quit, or attempt to encourage to quit any director or officer, executive or scientific research employee (project leader level or higher) of any of Cellectis and its Affiliates with whom Pfizer had contact during the Research Term, provided however, that Pfizer may engage in general solicitations such as through a search firm, newspaper or other media advertisement. In the event that Pfizer is alleged to have breached this Section 2.11.1 and Cellectis provides written notification to Pfizer of its objection to such alleged breach within 2 months of such alleged breach, the Parties will use reasonable efforts to resolve such alleged breach. In no event will a breach of this Section 2.11.1 be deemed a material breach of this Agreement for the purposes of Section 9.4 below.

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2.11.2 Pfizer Employees. Cellectis hereby undertakes, on behalf of itself and its Affiliates, that prior to any Change of Control of Pfizer and during the period of time from the Effective Date [***], neither Cellectis nor any of its Affiliates nor any person acting on their behalf will, without the prior written consent of Pfizer, directly or indirectly, encourage to quit, or attempt to encourage to quit any director or officer, executive or scientific research employee (director level or higher) of any of Pfizer and its Affiliates with whom Cellectis had contact during the Research Term, provided however, that Cellectis may engage in general solicitations such as through a search firm, newspaper or other media advertisement. In the event that Cellectis is alleged to have breached this Section 2.11.2 and Pfizer provides written notification to Cellectis of its objection to such alleged breach within 2 months of such alleged breach, the Parties will use reasonable efforts to resolve such alleged breach. In no event will a breach of this Section 2.11.2 be deemed a material breach of this Agreement for the purposes of Section 9.4 below.

2.12 Debarment Certification. Neither Party nor any Person employed or retained to perform services by either Party has been debarred under Section 306(a) or (b) of the FD&C Act or any comparable provision of foreign law and no debarred Person will in the future be employed or retained to perform services by either Party in connection with any work to be performed for or on behalf of the other Party. If, at any time after execution of this Agreement, either Party becomes aware that such Party or any Person employed or retained to perform services by such Party in connection with any work performed for or on behalf of such Party is, or is in the process of being, debarred, such Party will so notify the other Party immediately.

2.13 Subcontractors. Except for Expected Subcontractors that are hereby accepted by Pfizer, Cellectis may not engage any contractor, or subcontractor (a “Subcontractor”) to perform any Research Plan Services or Research Program activities without Pfizer’s prior written consent, provided that such decision will be determined and communicated in a timely manner and any consent will not be unreasonably withheld. Cellectis will be responsible for the management of all permitted Subcontractors. The engagement by Cellectis of any Subcontractor in compliance with this Section 2.13 will not relieve Cellectis of its obligations under this Agreement or any applicable Research Plan. Any agreement between Cellectis and a permitted Subcontractor pertaining to the Research Plan Services will be consistent with the provisions of this Agreement. Furthermore, unless otherwise agreed by Pfizer in writing, prior to or at the time of engagement of any Subcontractor to perform any obligations hereunder, Cellectis will cause such Subcontractor to agree in writing to be bound by terms providing for Pfizer rights no less favorable to Pfizer than the rights granted to Pfizer in this Agreement.

2.14 Inspections. Each Party’s authorized representative(s), and Regulatory Authorities to the extent required by law and applicable to the scope of the Research Plan Services performed, may, during regular business hours and, to the extent legally possible, at times arranged in advance with the other Party, audit, inspect and copy all data, records and work products, and audit and inspect all facilities, relating to the Research Plan Services and such other Party’s performance under this Agreement and the applicable

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Research Plan(s) (including all data, records, work products and facilities of subcontractors).

2.15 Records. Each Party will prepare, maintain and retain complete and accurate written records, accounts, notes, reports and data of the Research Plan Services and its performance under this Agreement and the Research Plan(s), in a form and of quality reasonably acceptable to both Parties. All such information will be treated as Confidential Information of Pfizer for the purpose of this Agreement.

3.	PRODUCT DEVELOPMENT, MANUFACTURING, COMMERCIALIZATION AND REGULATORY MATTERS.

3.1 General. Except as expressly set forth in Article 2, Pfizer will have sole authority over and control of the Development, Manufacture and Commercialization of Pfizer Licensed Products Targeting such Pfizer Target.

3.2 Diligence.

3.2.1 Pfizer Development Diligence. Pfizer will use Commercially Reasonable Efforts to Develop [***] for [***] during the Term. For avoidance of doubt, any actions taken by Pfizer’s Affiliates or Sublicensees under this Agreement will be treated as actions taken by Pfizer in regard to satisfaction of the requirements of this Section 3.2.1. Additionally, during the Research Term, Pfizer, or its Affiliates or Sublicensees will:

(a) Initiate Development for [***] within [***] from the Target Designation Date [***];

(b) Develop [***] during the Research Term; provided that if there are [***] designated [***], such Development will apply to the remaining [***]; and

(c) Not stop Development for [***] for [***] during the Research Term. For clarity, if Pfizer stops Development of a [***] for [***], but re-initiates Development activities prior to [***], Pfizer will be deemed to have satisfied its obligation with respect to this Section 3.2.1(c).

3.2.2 Cellectis Development Diligence. Cellectis will use Commercially Reasonable Efforts to Develop at least one Cellectis Product for each Cellectis Program Target during the Research Term. For avoidance of doubt, any actions taken by Cellectis’ Affiliates or Sublicensees under this Agreement will be treated as actions taken by Cellectis in regard to satisfaction of the requirements of this Section 3.2.2. Additionally, Cellectis or its Affiliates or Sublicensees will, during the Research Term,:

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(a) Initiate Development for [***] within [***] from the Target Designation Date for [***]; and

(b) Not stop Development for [***] for [***] during the Research Term. For clarity, if Cellectis stops Development of a Cellectis Program Target for [***], but re-initiates Development activities prior to [***], Cellectis will be deemed to have satisfied its obligation with respect to this Section 3.2.2(b).

3.2.3 Commercial Diligence. Pfizer will use Commercially Reasonable Efforts to Commercialize [***] where Pfizer has received Regulatory Approval for [***] in such country. Pfizer will have no other diligence obligations with respect to the Commercialization of Pfizer Licensed Products under this Agreement. For avoidance of doubt, any actions taken by Pfizer’s Affiliates or Sublicensees under this Agreement will be treated as actions taken by Pfizer in regard to satisfaction of the requirements of this Section 3.2.2.

3.2.4 Exceptions to Diligence Obligations. Notwithstanding any provision of this Agreement to the contrary, each Party will be relieved from and will have no obligation to undertake any efforts with respect to any diligence obligation under each of the Pfizer Targets or Cellectis Program Targets, as applicable, pursuant to Section 3.2.1 or Section 3.2.3 (each, a “Pfizer Diligence Obligation”) or Section (a “Cellectis Diligence Obligation”) in the event that:

(a) Pfizer or Cellectis receives or generates any safety, tolerability or other data reasonably indicating or signaling, as measured by Pfizer’s safety and efficacy evaluation criteria and methodology, that such Pfizer Licensed Product has or would have an unacceptable risk-benefit profile or is otherwise not reasonably suitable for initiation or continuation of clinical trials in humans;

(b) Pfizer or Cellectis receive any notice, information or correspondence from any applicable Regulatory Authority, or any applicable Regulatory Authority takes any action, that reasonably indicates that such Pfizer Licensed Product is unlikely to receive Regulatory Approval; or

(c) the Pfizer Diligence Obligation breach or Cellectis Diligence Obligation breach, as applicable, related to such Pfizer Target or Cellectis Program Target, as applicable, is caused by the negligence, recklessness or intentional acts of the other Party.

3.2.5 Assertion of Diligence Obligation Claims. If a Party is, becomes, or reasonably should be aware of facts that might form a reasonable basis that the

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Other Party has failed to meet any Pfizer Diligence Obligation or Cellectis Diligence Obligation, as applicable, then Cellectis or Pfizer, as applicable, will promptly notify Pfizer or Cellectis, as applicable, in writing of such potential alleged performance failure (each such potential alleged performance failure, a “Diligence Issue”). Promptly upon Pfizer’s or Cellectis’, as applicable, receipt of any notice of a Diligence Issue pursuant to this Section 3.2.4, the Pfizer Alliance Manager and Cellectis Alliance Manager will meet to discuss the specific nature of such Diligence Issue and seek to identify an appropriate corrective course of action. If, no later than [***] after receipt of such a notice, (a) the Parties have not reached consensus regarding whether Pfizer has failed to satisfy the Pfizer Diligence Obligations or Cellectis has failed to satisfy the Cellectis Diligence Obligations and (b) the Parties’ respective Alliance Managers have not agreed upon an appropriate corrective course of action for such Diligence Issue, then such Diligence Issue will be escalated and resolved pursuant to the dispute resolution provisions set forth in Section 11.10. If Cellectis or Pfizer, as applicable, fails to notify Pfizer or Cellectis, as applicable, of a Diligence Issue pursuant to this Section 3.2.5 [***] the date that Cellectis or Pfizer, as applicable, first discovers or reasonably should have discovered such Diligence Issue, then Pfizer or Cellectis, as applicable, will be deemed to have satisfied its Pfizer Diligence Obligations or Cellectis Diligence Obligations, as applicable, with respect to such Diligence Issue.

3.2.6 Remedies for Breach of Pfizer Diligence Obligations. If Pfizer materially breaches any Pfizer Diligence Obligation and fails to remedy such breach within [***] of Pfizer’s receipt of notice of such breach from Cellectis, then, with respect to Pfizer Targets [***], the applicable Pfizer Target, [***]will cease to be a Pfizer Target and will become a Cellectis Program Target and with respect to any Pfizer Targets other than [***], the applicable Pfizer Target(s) will no longer be subject to the exclusivity provisions set forth in Section 2.1.3 above.

3.3 Remedies for Breach of Cellectis Diligence Obligations. If Cellectis materially breaches any Cellectis Diligence Obligation and fails to remedy such breach within [***] of Cellectis’ receipt of notice of such breach from Pfizer, then the Pfizer Non-Compete Period with respect to such Cellectis Program Target(s) as set forth in Sections 2.2.3 will terminate.

3.4 Regulatory Approvals. Pfizer or its designated Affiliate(s) will file, in its own name, all Regulatory Approval applications for Pfizer Licensed Products Targeting such Pfizer Target where Pfizer, in its sole discretion, determines it is commercially advantageous to do so. Pfizer, or its designated Affiliate(s), will have the sole responsibility for, and sole authority with respect to, communications with any Regulatory Authority regarding any Regulatory Approval Application or any Regulatory Approval for a Pfizer Licensed Product once granted. Except to the extent necessary to fulfill its obligations under Section 3.2.1, neither Pfizer nor any of its Affiliates will have any obligation to seek Regulatory Approval for any Pfizer Licensed Product.

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3.5	Control of Commercialization Activities.

3.5.1 General. Pfizer will have sole and exclusive control over all matters relating to the Commercialization of Pfizer Licensed Products Targeting such Pfizer Target; and

3.5.2 Trademarks. Pfizer will select and own all Trademarks used in connection with the Commercialization of any such Pfizer Licensed Products, including all goodwill associated therewith. Neither Cellectis nor its Affiliates will use or seek to register, anywhere in the world, any trademarks which are confusingly similar to any Trademarks used by or on behalf of Pfizer, its Affiliates or Sublicensees in connection with any Pfizer Licensed Product. Nothing in this Section 3.5.2 will be construed to prevent Cellectis from granting Pfizer any license or right in and to any trademark, trade dress, design, logo, slogan, house mark or name Controlled by Cellectis.

3.6 Manufacturing. Pfizer will have the exclusive right (subject to Sections 3.2.5 and 4.5) to Manufacture Pfizer Licensed Products Targeting such Pfizer Target itself or through one or more Affiliates or Third Parties selected by Pfizer. Pfizer will have no diligence obligations with respect to the Manufacture of Pfizer Licensed Products except to the extent necessary to fulfill the Pfizer Diligence Obligations. Pfizer will be responsible for 100% of the associated costs for the manufacturing of Pfizer Licensed Products.

3.7 Pfizer Progress Reporting. Commencing upon the Effective Date and until delivery of the first royalty report pursuant to Section 5.6.2, Pfizer will provide Cellectis with annual written reports on Pfizer’s activities to Develop and Commercialize Pfizer Licensed Products Targeting such Pfizer Target. Any information or written report provided by Pfizer to Cellectis pursuant to this Section 3 will be deemed to be Pfizer’s Confidential Information subject to the provisions of Article 7.

3.8 Cellectis Progress Reporting. Commencing upon the Effective Date and until the end of the Pfizer Non-Compete Period, Cellectis will provide Pfizer with annual written reports on Cellectis’ activities to Develop and Commercialize products or compounds to a Cellectis Program Target. Any information or written report provided by Cellectis to Pfizer pursuant to this Section 3.8 will be deemed to be Cellectis’ Confidential Information subject to the provisions of Article 7.

3.9 Right of First Refusal.

In the event that Cellectis proposes to enter into any Third Party agreement related to the Development or Commercialization of any CAR Targeting a Cellectis Program Target (each a “Cellectis Target Product”) in the Field, Cellectis will first provide Pfizer with written notice of such proposal, including all material terms and conditions thereof (each a “Cellectis Target Product Notice”). For [***] following receipt of the Cellectis Target Product Notice, Pfizer will have the option to purchase or license from Cellectis the Cellectis Target Product upon the terms and conditions set forth in the

[***] = CONFIDENTIAL TREATMENT REQUESTED

Cellectis Target Product Notice. In the event Pfizer elects to purchase or license the Cellectis Target Product from Cellectis, Pfizer will give written notice of its election to Cellectis within such [***] and the Parties will negotiate a mutually agreeable agreement for the purchase or license of the Cellectis Target Product within [***]; provided that the timeline for completing the agreement is not delayed by the actions or inactions of Cellectis. If Pfizer does not elect to purchase or license the Cellectis Target Product, Cellectis may, within [***] following the expiration of the option right granted to Pfizer, transfer or license the Cellectis Target Product to the proposed transferee or any other transferee, provided that this transfer will not be on terms and conditions more favorable to the transferee than those contained in the Cellectis Target Product Notice. In the event that Cellectis does not enter into the Third Party agreement to which the Cellectis Target Product Notice relates, this Section 3.9 will continue to apply with respect to the Cellectis Product Target. This Section 3.9 will be applicable to any potential Third Party agreement that Cellectis proposes entering into during the Term related to the Development or Commercialization of any CAR Targeting a Cellectis Program Target in the Field.

3.10 Right of Negotiation. In the event that Cellectis proposes to enter into any Third Party agreement related to the Development or Commercialization of any product Targeting an Other Cellectis Target, Cellectis will provide Pfizer with written notice of such intent and will negotiate in good faith with Pfizer regarding Pfizer’s purchase or license of such product Targeting an Other Cellectis Target.

4.	LICENSES AND RELATED GRANTS OF RIGHTS.

4.1	Grants to Pfizer.

4.1.1 Exclusive License. Subject to the terms and conditions of this Agreement, on a Pfizer Target-by-Pfizer Target basis and effective on the Target Designation Date for such Pfizer Target, Cellectis hereby grants to Pfizer and its Affiliates an exclusive (even as to Cellectis, except to the extent necessary for Cellectis to perform its obligations under the Research Program) license under the Licensed Cellectis Intellectual Property (excluding [***] Patent Rights), to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize Pfizer Licensed Products in the Field in the Territory, with the right to sublicense as provided in Section 4.1.4 (the “License”).

4.1.2 [***]Patent Rights.

(a) Subject to the terms and conditions of this Agreement on a Pfizer Target by Pfizer Target basis and effective on the Target Designation Date for such Pfizer Target, Cellectis hereby grants to Pfizer and its Affiliates the right to use the [***] engineered by Cellectis pursuant to this Agreement to Develop Pfizer Licensed Products until the filing of an IND for each Pfizer Licensed Product, in the Field.

[***] = CONFIDENTIAL TREATMENT REQUESTED

(b) Exclusive License. Subject to the terms and conditions of this Agreement, on a Pfizer Target-by-Pfizer Target basis and effective upon the filing of an IND for each individual Pfizer Licensed Product developed under 4.1.2(a), Cellectis hereby grants to Pfizer and its Affiliates an exclusive (even as to Cellectis) license under the [***] Patent Rights, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize such Pfizer Licensed Product in the Field in the Territory, with the right to sublicense as provided in Section 4.1.3. For the sake of clarity, the license granted to Pfizer by Cellectis herein does not give Pfizer the right to [***].

4.1.3 License to Cellectis Improvements. Subject to the terms and conditions of this Agreement, Cellectis hereby grants to Pfizer and its Affiliates a non-exclusive, worldwide, sublicensable, royalty-free, perpetual and irrevocable license under any Cellectis Improvements that were solely or jointly invented by the employees, agents or independent contractors of Pfizer or its Affiliates to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize any products and processes.

4.1.4 Right to Sublicense. Pfizer will have the right to grant sublicenses to its Affiliates and Third Parties of any and all licenses granted to Pfizer under this Agreement by Cellectis, provided that (a) Pfizer will be jointly and severally responsible with its Sublicensees to Cellectis for failure by its Sublicensees to comply with the terms and conditions of this Agreement; (b) each sublicense will include obligations on the Sublicensee that are consistent with the terms of this Agreement,; and (c) Pfizer will remain responsible for the payment to Cellectis of all Milestone Payments and royalties payable with respect to the activities and Net Sales of any Sublicensee.

4.1.5 Direct License to Affiliates. Pfizer may at any time request and authorize Cellectis to grant licenses directly to Affiliates of Pfizer by giving written notice designating to which Affiliate a direct license is to be granted. Upon receipt of any such notice, Cellectis will enter into and sign a separate direct license agreement with such designated Affiliate of Pfizer. All such direct license agreements will be consistent with the terms and conditions of this Agreement, except for such modifications as may be required by the laws and regulations in the country in which the direct license will be exercised. The Parties further agree to make any amendments to this Agreement that are necessary to conform the combined terms of such direct license agreements and this Agreement to the terms of this Agreement as set forth on the Effective Date. In countries where the validity of such direct license agreements requires prior governmental approval or registration, such direct license agreements will not become binding between the parties thereto until such approval or registration is granted, which approval or registration will be obtained by Pfizer. All costs of making such direct license agreement(s), including Cellectis’ reasonable attorneys’ fees, under this Section 4.1.4 will be borne by Pfizer.

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4.1.6 Right of Reference. Cellectis hereby grants to Pfizer a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b), to any data Controlled by Cellectis or its Affiliates (a) that relates to the Licensed Cellectis Intellectual Property, the Agreement CAR-Ts, the Pfizer Licensed Products or preclinical studies with respect to the Pfizer Licensed Products and (b) that Pfizer reasonably believes may be necessary or useful to the Development, Manufacturing or Commercialization of any Agreement CAR-T or any Pfizer Licensed Product pursuant to this Agreement, and Cellectis will provide a signed statement to the foregoing effect, if so requested by Pfizer in accordance with 21 C.F.R. § 314.50(g)(3).

4.1.7 Technology Transfer Assistance to Pfizer. Cellectis will provide reasonable assistance, at no additional cost to Pfizer, to affect the timely and orderly transfer to Pfizer of the Know-How included in the Licensed Cellectis Intellectual Property necessary for Pfizer’s use in performing its responsibilities under the Research Plans, and for the Development, Manufacturing and Commercialization of Pfizer Licensed Products pursuant to the License.

4.2	Grants to Cellectis.

4.2.1 Research License. Subject to the terms and conditions of this Agreement and during the Research Term with respect to each Pfizer Target, Pfizer hereby grants to Cellectis a non-exclusive, worldwide, royalty-free license, with no right to grant sublicenses, under the Pfizer Technology to perform the activities assigned to Cellectis under the applicable Research Plan.

4.2.2 Non-Exclusive License. Subject to the terms and conditions of this Agreement, Pfizer hereby grants to Cellectis and its Affiliates a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license under the Pfizer Licensed Pfizer Intellectual Property Controlled by Pfizer solely to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize Cellectis Products Targeting Cellectis Program Targets. Cellectis will have the right to grant sublicenses of the foregoing license to Third Party collaborators following the Cellectis Non-Compete Period only if Cellectis has entered into a written agreement with such Third Party collaborator (i) obtaining a covenant not to sue or (ii) granting Pfizer a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license under improvements to the Cellectis Technology developed in the framework of the collaboration between Cellectis and such Third Party that are Controlled by such Third Party.

4.2.3 License to Pfizer Improvements. Subject to the terms and conditions of this Agreement, Pfizer hereby grants to Cellectis and its Affiliates a non-exclusive, worldwide, sublicensable, royalty-free, perpetual and irrevocable license under any Pfizer Improvements that were solely or jointly invented by the employees, agents or independent contractors of Cellectis or its Affiliates to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize any products and processes.

4.2.4 Technology Transfer Assistance to Cellectis. Pfizer will provide reasonable assistance, at no additional cost to Cellectis, to affect the timely and orderly transfer to Cellectis of the Know-How included in the Pfizer Technology, Pfizer Improvements, Developed IP solely owned by Pfizer, and CAR-T Developed IP (if applicable) necessary for Cellectis’ use in performing its responsibilities under the Research Plans, and for the Development, Manufacturing and Commercialization of Cellectis Products Targeting Cellectis Programs Targets pursuant to the License under Sections 4.2.1 and 4.2.2 above.

4.3 Reciprocal Non-Exclusive Research License for Disclosed Know-How and Confidential Information. Without limiting any other license granted to either Party under this Agreement and subject to the terms of Section 7:

4.3.1 Cellectis hereby grants to Pfizer and its Affiliates a non-exclusive, irrevocable, perpetual, non-transferable, royalty-free, fully paid-up, worldwide license to use any and all Cellectis Know-How included in the Licensed Cellectis Intellectual Property and Cellectis Confidential Information disclosed to Pfizer during the Term of this Agreement solely for internal research purposes.

4.3.2 Pfizer hereby grants to Cellectis and its Affiliates a non-exclusive, irrevocable, perpetual, non-transferable, royalty-free, fully paid-up, worldwide license to use any and all Pfizer Know-How and Pfizer Confidential Information (other than any information regarding the identity of or Pfizer’s reasons for selecting any Pfizer Target or Additional Pfizer Target, which will only be disclosed by Cellectis to its Representatives as necessary to comply with the terms of this Agreement) disclosed to Cellectis during the Term of this Agreement solely for internal research purposes.

4.3.3 Notwithstanding the foregoing, neither Pfizer nor Cellectis will have any right under this Section 4.3 to make or use any physical material supplied by the other Party for use in the Research Program other than for use in the Research Program.

4.4 Retained Rights. For the avoidance of doubt, except as expressly provided in regard to the licenses contained in this Article 4 or in the provisions of Section 6.1.1, each Party will retain ownership of all of its Pfizer Technology or Cellectis Technology, as applicable.

4.5 Other Pfizer Programs. Cellectis understands and acknowledges that Pfizer may have present or future initiatives or opportunities, including initiatives or opportunities with its Affiliates or Third Parties, involving similar products, programs, technologies or processes that are similar to or that may compete with a product, program, technology or process covered by this Agreement. Cellectis acknowledges and agrees that nothing in this Agreement will be construed as a representation, warranty, covenant or inference that

Pfizer will not itself Develop, Manufacture or Commercialize or enter into business relationships with one or more of its Affiliates or Third Parties to Develop, Manufacture or Commercialize products, programs, technologies or processes that are similar to or that may compete with any product, program, technology or process covered by this Agreement. Notwithstanding the foregoing, if Pfizer or its Affiliates, other than pursuant to this Agreement, themselves Develop, Manufacture or Commercialize or enter into business relationships with one or more of its Affiliates or Third Parties to Develop, Manufacture or Commercialize T-cells expressing a chimeric antigen receptor construct other than a CAR-T, with respect to a particular Pfizer Target in the Field, then any exclusive licenses granted to Pfizer under this Agreement with respect to a Pfizer Licensed Product Targeting such Pfizer Target will be automatically converted into non-exclusive licenses, and Cellectis’ exclusivity obligation under Sections 2.1.3 and 2.1.4 will not apply with respect to such Pfizer Target.

4.6 No Implied Rights. Except as expressly provided in this Agreement, neither Party will be deemed, by estoppel, implication or otherwise, to have granted the other Party any license or other right with respect to any intellectual property of such Party.

5.	PAYMENTS TO CELLECTIS.

5.1 Upfront Fee. Within [***] the Effective Date [***], unless this Agreement is terminated by Pfizer pursuant to Section 9.3 below, Pfizer will pay to Cellectis, concurrent with the purchase by Pfizer of the Cellectis securities pursuant to the Subscription Agreement, the non-creditable, non-refundable amount of Eighty Million Dollars ($80,000,000).

5.2 Research Support Funding.

5.2.1 Research Program Payments. Each Party will pay the other Party for the costs and expenses as set forth in each Research Plan, provided that Pfizer will bear the costs associated with Research Plan Services performed by Cellectis related to Pfizer Targets, as set forth in the Research Plan, at the FTE Rate. During the Research Term, Pfizer will provide [***] Pfizer FTEs [***] for Research Plan Services related to Cellectis Program Targets utilizing Pfizer infrastructure and technology as set forth in the Research Plan. Subject to the foregoing, the JRC shall determine the specific number of FTEs that shall perform Research Plan Services for Cellectis from time to time. Notwithstanding the foregoing, Pfizer shall only be obligated to reimburse Cellectis for the number of FTEs actually incurred and reported pursuant to Section 5.2.3 in the performance of its Research Plan Services.

5.2.2 Other Expenses. Except as expressly set forth in Section 5.2.1, each Party will be solely responsible for all costs and expenses it incurs in performing its obligations under the Research Program. Pfizer will be funding capital equipment required at Pfizer sites and Cellectis will be funding capital equipment required at Cellectis sites. Pfizer will be funding capital equipment required at Cellectis sites

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that will at a later time be transferred to Pfizer and Cellectis will be funding capital equipment required at Pfizer sites that will at a later time transferred to Cellectis.

5.2.3 Reports and Reimbursement Payments. Within thirty (30) days after the end of each Calendar Quarter of the Research Term, Cellectis will provide Pfizer with a quarterly report containing a detailed account of activities performed together with an invoice for amounts payable under Section 5.2.1, with respect to such Calendar Quarter. Each report must be accompanied by a certificate executed by a duly appointed officer of Cellectis confirming the actual total number of FTE hours supplied by Cellectis during such Calendar Quarter and the identity of, and number of FTE hours performed by, each individual performing Research Plan Services during such Calendar Quarter. Payment shall be due within [***] after Pfizer receives such an invoice from Cellectis.

5.2.4 Audit Rights. During the Research Term and for a period of [***], Cellectis shall keep and maintain accurate and complete records showing the time devoted and activities performed by each FTE in performing Cellectis’ obligations under the Research Program. Upon [***] prior written notice from Pfizer, Cellectis shall permit an independent certified public accounting firm of nationally recognized standing selected by Pfizer and reasonably acceptable to Cellectis to examine, at Pfizer’s sole expense, the relevant books and records of Cellectis as may be reasonably necessary to verify the accuracy of the invoices submitted to Pfizer under Section 5.2.3 for the number of FTEs applied to the performance of Cellectis’ obligations under the Research Program. An examination by Pfizer under this Section 5.2.4 shall occur not more than [***] and shall be limited to the pertinent books and records for [***] before the date of the request. Such examination shall be conducted during Cellectis’ normal business hours at Cellectis’ facility(ies) where such books and records are normally kept. Cellectis may require the accounting firm to sign a reasonable and customary non-disclosure agreement. The accounting firm shall provide both Cellectis and Pfizer a written report disclosing whether the invoices submitted by Cellectis are correct or incorrect and the specific details concerning any discrepancies. If the accounting firm determines the number of FTEs actually utilized by Cellectis was less than the number funded by Pfizer during the period covered by the audit, Cellectis shall, at Pfizer’s sole discretion, either (a) refund the excess payments to Pfizer within [***] of its receipt of the auditor’s report so concluding or (b) immediately offset all such excess payments against any outstanding or future amounts payable by Pfizer to Cellectis under this Agreement until Pfizer has received full credit for all such overpayments. Additionally, if the amount to be refunded exceeds [***] of the amount that was properly payable, Cellectis shall reimburse Pfizer for the cost of the audit.

5.3	Milestones

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5.3.1 Development Milestones. Pfizer will pay to Cellectis the amount set forth below within [***] of receipt of Cellectis’ invoice following the first occurrence of each event (each, a “Development Milestone”) described below for each Pfizer Licensed Product for each Pfizer Target (each such amount, a “Development Milestone Payment”) to be payable only once with respect to each Pfizer Licensed Product Targeting a Pfizer Target. For the avoidance of doubt, if any Development Milestone Payment is paid for an Agreement CAR-T or Pfizer Licensed Product Targeting a Pfizer Target and the Development or Commercialization of such Agreement CAR-T or Pfizer Licensed Product is terminated and such Agreement CAR-T or Pfizer Licensed Product is replaced with another Agreement CAR-T or Pfizer Licensed Product Targeting the same Pfizer Target, such Development Milestone Payment will not be owed by Pfizer if such Agreement CAR-T or Pfizer Licensed Product later achieves the same Development Milestone.

Development Milestone	Development Milestone Payments
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

If any Development Milestone described above occurs before a previous Development Milestone occurs, then any Development Milestone that has not yet

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been paid for achievement of any previous Development Milestone shall become due upon the achievement of the subsequent Development Milestone and payable together with the payment due upon achievement of such subsequent Development Milestone. For clarity, the achievement of a Development Milestone related to [***] will not result in the payment of any other Development Milestone related to [***].

5.3.2 Sales Milestones. Pfizer will pay to Cellectis the following one-time payments (each, a “Sales Milestone Payment”) within [***] of the last day of the Pfizer Year when aggregate Annual Net Sales of a Pfizer Licensed Product in a Pfizer Year first reach the respective threshold (a “Sales Threshold”) indicated below (each, a “Sales Milestone”); provided that such Sales Threshold with respect to a Pfizer Licensed Product must be reached within [***] following the First Commercial Sale of such Pfizer Licensed Product in the Territory.

Total Annual Net Sales	Sales Milestone Payments
[***]	[***]
[***]	[***]

5.4 Royalties. With respect to each Pfizer Licensed Product and subject to the provisions of Section 5.4.2, Pfizer will pay Cellectis royalties in the amount of the applicable rates (“Marginal Royalty Rates”) set forth below of Annual Net Sales of any Pfizer Licensed Product Targeting such Pfizer Target during the Royalty Term:

Annual Net Sales	Marginal Royalty Rates (% of the Annual Net Sales)
[***]	[***]
[***]	[***]

5.4.1 Marginal Royalty Rate Application. Each Marginal Royalty Rate set forth in the table above will apply only to that portion of the Annual Net Sales of a given Pfizer Licensed Product in the Territory during a given Pfizer Year that falls within the indicated range.

[***] = CONFIDENTIAL TREATMENT REQUESTED

5.4.2 Royalty Adjustments. The following adjustments will be made, on a Pfizer Licensed Product-by-Pfizer Licensed Product and country-by-country basis, to the royalties payable pursuant to this Section 5.4:

(a) Generic Competition. Royalties payable following establishment of Generic Competition with respect to the sale by a Third Party of a product that is a Biosimilar Biologic Product to such Pfizer Licensed Product in such country will be payable at [***] of the otherwise applicable rate prior to application of this Section 5.4.2(a). “Generic Competition” means, with respect to a given Calendar Year with respect to a Pfizer Licensed Product in any country, that during such Calendar Year, one (1) or more Third Parties have received Regulatory Approval to sell in such country a Biosimilar Biologic Product, such Biosimilar Biologic Product(s) will be commercially available in such country and such Biosimilar Biologic Product(s) will have, in the aggregate. A product will be a “Biosimilar Biologic Product” with respect to a Pfizer Licensed Product if such product (1) has been licensed as a biosimilar or interchangeable product by FDA pursuant to Section 351(k) of the Public Health Service Act (42 U.S.C. 262(k)), as may be amended, or any subsequent or superseding law, statute or regulation, (2) has been licensed as a similar biological medicinal product by EMA pursuant to Directive 2001/83/EC, as may be amended, or any subsequent or superseding law, statute or regulation, or (3) has otherwise achieved analogous Regulatory Approval from another applicable Regulatory Authority.

(b) Third Party Patents. If, after the Effective Date, it is Necessary or Useful for Pfizer to license one or more Patent Rights from one or more Third Parties in order to Develop, Manufacture, Commercialize or use any Pfizer Licensed Product, whether directly or through any Pfizer Affiliate or Sublicensee, then Pfizer may, in its sole discretion, negotiate and obtain a license under such Patent Right(s) (each such Third Party license referred to herein as an “Additional Third Party License”). Any royalty otherwise payable to Cellectis under this Agreement with respect to Net Sales of any Pfizer Licensed Product by Pfizer, its Affiliates or Sublicensees will be reduced by [***] of the amounts payable to Third Parties pursuant to any Additional Third Party Licenses, such reduction to continue until all such amounts have been expended, provided that in no event will the total royalty payable to Cellectis for any Pfizer Licensed Product be less than [***] of the royalty amounts otherwise payable for such Pfizer Licensed Product and in no event will the royalty payable to Cellectis for any Pfizer Licensed Product be reduced below [***] (in each case, other than in the case of Cellectis’ breach of any representation, warranty or covenant hereunder). For purposes of this Section 5.4.2(b), (i) “Necessary” means that, without a license to use the Third Party’s Patent Right, the Development, Manufacture, Commercialization or use of any Pfizer

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Licensed Product in the form such Pfizer Licensed Product exists at the time that the Additional Third Party License is executed would, in Pfizer’s opinion, infringe such Third Party’s Patent Right and (ii) “Useful” means that Pfizer has determined in its discretion that use of such Third Party’s Patent Right would enhance the commercial potential of such Pfizer Licensed Product. For the avoidance of doubt, the Parties agree and acknowledge that this Section 5.4.2(b) will not apply with respect to royalties payable by Pfizer to any Third Party under any agreement in existence as of the Effective Date. Neither Party will intentionally negotiate with a Third Party an exclusive license that excludes sublicense rights to the other Party, in the event such Third Party rights are necessary, as determined by the negotiating Party, to Develop and Commercialize Licensed Pfizer Products and Cellectis Products in connection with the Research Program in the Field.

(c) Cellectis Third Party Agreements. Cellectis will be solely responsible for all obligations, including royalty obligations, that are due and owing or may become due and owing with respect to any Cellectis Third Party Agreements that are in effect as of the Effective Date or that Cellectis or any of its Affiliates enters into during the Term of this Agreement.

5.4.3 Fully Paid-Up, Royalty Free License. After expiration of the Royalty Term for any Pfizer Licensed Product in a country in the Territory, no further royalties will be payable in respect of sales of such Pfizer Licensed Product in such country and thereafter the License with respect to such Pfizer Licensed Product in such country will be a fully paid-up, perpetual, exclusive, irrevocable, royalty-free license.

5.5 Diagnostic and Prognostic Products. In no event will any milestone, net sales or royalty payments become due or owing pursuant to Sections 5.3 or 5.4 above with respect to any Pfizer Licensed Product Developed or Commercialized for diagnostic or prognostic purposes.

5.6 Reports and Payments.

5.6.1 Cumulative Royalties. The obligation to pay royalties under Section 5.4 will be imposed only once with respect to a single unit of a Pfizer Licensed Product regardless of how many Valid Claims in Patent Rights included within the Licensed Cellectis Intellectual Property would, but for this Agreement, be infringed by the use or sale of such Pfizer Licensed Product in the country in which such Pfizer Licensed Product is used or sold.

5.6.2 Royalty Statements and Payments. Within [***] after the end of each Pfizer Quarter, Pfizer will deliver to Cellectis a report setting forth for such Pfizer Quarter the following information, on a Pfizer Licensed Product-by-Pfizer Licensed Product basis: (a) the Net Sales of each Pfizer Licensed Product,

[***] = CONFIDENTIAL TREATMENT REQUESTED

(b) the basis for any adjustments to the royalty payable for the sale of each Pfizer Licensed Product and (c) the royalty due hereunder for the sale of each Pfizer Licensed Product. No such reports will be due for any Pfizer Licensed Product before the First Commercial Sale of such Pfizer Licensed Product in the Territory. The total royalty due for the sale of Pfizer Licensed Products during such Pfizer Quarter will be remitted at the time such report is delivered to Cellectis.

5.6.3 Taxes and Withholding. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (“VAT”), which will be added thereon as applicable. Where VAT is properly added to a payment made under this Agreement, the party making the payment will pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the laws and regulations of the country in which the VAT is chargeable. In addition, in the event any of the payments made by Pfizer pursuant to this Agreement become subject to withholding taxes under the Laws of any jurisdiction, Pfizer will deduct and withhold the amount of such taxes for the account of Cellectis, to the extent required by Law, such amounts payable to Cellectis will be reduced by the amount of taxes deducted and withheld, and Pfizer will pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Cellectis an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable Cellectis to claim such payment of taxes. Any such withholding taxes required under applicable Law to be paid or withheld will be an expense of, and borne solely by, Cellectis. Pfizer will provide Cellectis with reasonable assistance to enable Cellectis to recover such taxes as permitted by Law.

5.6.4 Currency. All amounts payable and calculations hereunder will be in United States dollars. As applicable, Net Sales and any royalty deductions will be converted into United States dollars in accordance with Pfizer’s customary and usual conversion procedures, consistently applied.

5.6.5 Method of Payment. Except as permitted pursuant to Section 5.6.4, each payment hereunder will be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at Pfizer’s election, to such bank account as the Cellectis will designate in writing to Pfizer at least forty-five (45) days before the payment is due.

5.6.6 Additional Provisions Relating to Payments. Cellectis acknowledges and agrees that nothing in this Agreement (including any schedules and exhibits hereto) will be construed as representing an estimate or projection of either (a) the number of Pfizer Licensed Products that will or may be successfully Developed or Commercialized or (b) anticipated sales or the actual value of any Pfizer Licensed Product. PFIZER MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY PRODUCT OR, IF

COMMERCIALIZED, THAT IT WILL ACHIEVE ANY PARTICULAR SALES LEVEL OF SUCH PRODUCT(S), PROVIDED THAT THE FOREGOING WILL NOT LIMIT PFIZER’S OBLIGATIONS UNDER THIS AGREEMENT.

5.7 Maintenance of Records; Audits.

5.7.1 Record Keeping. Pfizer will keep, and cause its Affiliates and Sublicensees to keep, accurate books of account and records in connection with the sale of Pfizer Licensed Products, in sufficient detail to permit accurate determination of all figures necessary for verification of royalties to be paid hereunder. Pfizer will maintain, and cause its Affiliates and Sublicensees to maintain, such records for a period of at least [***] after the end of the Calendar Year in which they were generated.

5.7.2 Audits. Upon thirty (30) days prior written notice from Cellectis, Pfizer will permit an independent certified public accounting firm of internationally recognized standing selected by Cellectis and reasonably acceptable to Pfizer to examine, at Cellectis’ sole expense, the relevant books and records of Pfizer during the period covered by such examination, as may be reasonably necessary to verify the accuracy of the reports submitted by Pfizer in accordance with Section 5.6 and the payment of royalties hereunder. An examination by Cellectis under this Section 5.7.2 will occur not more than [***] and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the request. The accounting firm will be provided access to such books and records at Pfizer’s or its Affiliates’ facilities where such books and records are kept and such examination will be conducted during Pfizer’s normal business hours. Pfizer may require the accounting firm to sign a reasonable and customary non-disclosure agreement before providing the accounting firm access to Pfizer’s facilities or records. Upon completion of the audit, the accounting firm will provide both Pfizer and Cellectis a written report disclosing whether the reports submitted by Pfizer are correct or incorrect, whether the royalties paid are correct or incorrect and, in each case, the specific details concerning any discrepancies. No other information will be provided to Cellectis.

5.7.3 Underpayments/Overpayments. If such accounting firm concludes that additional royalties were due to Cellectis, Pfizer will pay to Cellectis the additional royalties within thirty (30) days of the date Pfizer receives such accountant’s written report so concluding. If such underpayment exceeds [***] of the royalties that were to be paid to Cellectis, Pfizer also will reimburse Cellectis for all reasonable charges of such accountants for conducting the audit. If such accounting firm concludes that Pfizer overpaid royalties to Cellectis, Cellectis will repay such amount to Pfizer in full within thirty (30) days of the receipt of such accountant’s report, or, at Pfizer’s option, Pfizer will be entitled to offset all such overpayments against any outstanding or future amounts payable to Cellectis hereunder until Pfizer has received full credit for such overpayments.

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5.7.4 Confidentiality. All financial information of Pfizer which is subject to review under this Section 5.7 will be deemed to be Pfizer’s Confidential Information subject to the provisions of Article 7 hereof, and Cellectis will not disclose such Confidential Information to any Third Party or use such Confidential Information for any purpose other than verifying payments to be made by Pfizer to Cellectis hereunder.

5.7.5 Costs. Cellectis shall pay the full cost of the audit unless the discrepancy is to the Cellectis’ detriment and is greater than [***] of all amounts due in such calendar year, in which cases Pfizer shall pay the reasonable cost charged by such accountant for such inspection.

5.8 No Guarantee of Success. Pfizer and Cellectis acknowledge and agree that payments to Cellectis pursuant to Section 5.2, Section 5.3 and Section 5.4: (a) have been included in this Agreement on the basis that they are only payable or otherwise relevant if a Pfizer Licensed Product is successfully Developed or Commercialized, as applicable; (b) are solely intended to allocate amounts that may be achieved upon successful Development or Commercialization of a Pfizer Licensed Product between Pfizer (who will receive all Pfizer Licensed Product sales revenues) and Cellectis; (c) are not intended to be used and will not be used as a measure of damages if this Agreement is terminated for any reason, including pursuant to Pfizer’s right to terminate at for convenience, before any such success is achieved and such amounts become due; and (d) will only be triggered, and will only be relevant as provided, in accordance with the terms and conditions of such provisions. Pfizer and Cellectis further acknowledge and agree that nothing in this Agreement will be construed as representing any estimate or projection of (i) the successful Development or Commercialization of any Pfizer Licensed Product under this Agreement, (ii) the number of Pfizer Licensed Products that will or may be successfully Developed or Commercialized under this Agreement, (iii) anticipated sales or the actual value of any Pfizer Licensed Products that may be successfully Developed or Commercialized under this Agreement or (iv) the damages, if any, that may be payable if this Agreement is terminated for any reason. Pfizer makes no representation, warranty or covenant, either express or implied, that (A) it will successfully Develop, Manufacture, Commercialize or continue to Develop, Manufacture or Commercialize any Pfizer Licensed Product in any country, (B) if Commercialized, that any Pfizer Licensed Product will achieve any particular sales level, whether in any individual country or cumulatively throughout the Territory or (C) Pfizer will devote, or cause to be devoted, any level of diligence or resources to Developing or Commercializing any Pfizer Licensed Product in any country, or in the Territory in general, other than is expressly required under Section 3.2.

6.	INTELLECTUAL PROPERTY.

6.1 Inventions.

6.1.1 Ownership. All determinations of inventorship under this Agreement will be made in accordance with the laws of the United States.

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(a) Pfizer Improvements. Pfizer will own [***].

(b) Cellectis Improvements. Cellectis will own [***].

(c) Developed IP. Except as provided in Section 6.1.1(d), [***].

(d) Assignment of Pfizer CAR-T Developed IP. [***].

(e) Assignment of Cellectis CAR-T Developed IP. [***].

(f) Implementation. Each Party will assign, and does hereby assign, to the other Party such Patent Rights, Know-How or other intellectual property rights as necessary to achieve ownership as provided in this Section 6.1.1. Each assigning Party will execute and deliver all documents and instruments reasonably requested by the other Party to evidence or record such assignment or to file for, perfect or enforce the assigned rights. Each assigning Party will make its relevant employees, agents and independent contractors (and their assignments and signatures on such documents and instruments) reasonably available to the other Party for assistance in accordance with this Section 6.1.1 at no charge.

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6.1.2 Disclosure. Each Party will promptly (and in no event less than [***] before filing any initial Patent Right disclosing such intellectual property) disclose to the other Party any Developed IP, Cellectis Improvement and Pfizer Improvement, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors describing such Developed IP, Cellectis Improvement or Pfizer Improvement, and the proposed inventorship of any new Patent Rights intended to be filed. The other Party will promptly raise any issue regarding inventorship. Any inventorship issue raised more than [***] after notice of the filing of an initial Patent Rights and the content thereof, or the subsequent filing of new patent claims in a Patent Right directed to substantially different inventions, will not affect ownership of the Patent Right as determined in accordance with the initial inventorship determination.

6.2 Patent Rights.

6.2.1 Filing, Prosecution and Maintenance of Patent Rights.

(a) Cooperation. Without limiting any other rights and obligations of the Parties under this Agreement, the Parties will cooperate with respect to the timing, scope and filing of patent applications and patent claims relating to any Cellectis Improvements, Pfizer Improvements and Developed IP to preserve and enhance the patent protection for Agreement CAR-Ts, including the manufacture and use thereof. If the ownership rights in any Patent Rights included in Cellectis Improvements or Developed IP are substantially impeding or would substantially impede Pfizer’s prosecution of CAR-T Developed IP assigned to Pfizer pursuant to Section 6.1.1(d), or Cellectis’s prosecution of Cellectis CAR-T Developed IP assigned to Cellectis pursuant 6.1.1(e), the Parties will negotiate in good faith an amendment of the ownership of such Patent Rights included in Cellectis Improvements or Developed IP while preserving for each Party substantially the same rights, including all Milestone Payments and royalty payments, as are afforded in this Agreement.

(b) Pfizer Patent Rights. Pfizer, at its own expense, will have the sole right, but not the obligation, to prepare, file, prosecute and maintain, throughout the world, any Patent Rights that it solely owns, including Pfizer Patent Rights and Patent Rights comprised in the Pfizer Improvements and CAR-T Developed IP (to the extent assigned to Pfizer pursuant to Section 6.1.1(d)). Pfizer will keep Cellectis informed regarding the status of any Patent Right comprised in any such CAR-T Developed IP at Cellectis’ reasonable request. To the extent Pfizer wishes not to file, prosecute or maintain any such Patent Right, Pfizer will provide Cellectis with thirty (30) days prior written notice to such effect, in which event Cellectis may elect to continue filing, prosecution or maintenance of such Patent Right, and Pfizer, upon Cellectis’ written

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request received within such thirty (30) day period, will execute such documents and perform such acts, at Cellectis’ expense, as may be reasonably necessary to permit Cellectis to file, prosecute and maintain such Patent Right. Any such Patent Right that is prosecuted or maintained by Cellectis pursuant to this Section 6.2.1(c)(i) will continue to be owned by Pfizer, and (ii) subject to the Parties’ other rights and obligations under this Agreement, may be licensed by Pfizer to one or more Third Parties.

(c) Cellectis Patent Rights. Cellectis, at its own expense, will have the sole right, but not the obligation, to prepare, file, prosecute and maintain, throughout the world, any Patent Rights included in Licensed Intellectual Property that it solely owns or has in-licensed from Third Parties, including Cellectis Patent Rights and Patent Rights comprised in the Cellectis Improvements. Cellectis will not disclose any Pfizer Confidential Information in any Patent Rights that it files, or in connection with the prosecution of any such Patent Rights, without Pfizer’s prior written consent. Cellectis will notify Pfizer promptly upon filing or otherwise obtaining rights in any Patent Right after the Effective Date that covers or may cover the Development, Manufacture, Commercialization or use of any Pfizer Licensed Product. In the absence of such prompt notification, any such Patent Rights will be excluded from the Valid Claim definition. Cellectis will keep Pfizer informed regarding each Patent Right included in the Licensed Intellectual Property that Cellectis or any Third Party licensor is prosecuting and will consider in good faith any recommendations made by Pfizer in regard to the filing, prosecution or maintenance of any such Patent Right. To the extent Cellectis wishes not to file, prosecute or maintain any such Patent Right (other than any such Patent Right owned or co-owned by a Third Party licensor), Cellectis will provide Pfizer with thirty (30) days prior written notice to such effect, in which event Pfizer may elect to continue filing, prosecution or maintenance of such Patent Right, and Cellectis, upon Pfizer’s written request received within such thirty (30) day period, will execute such documents and perform such acts, at Pfizer’s expense, as may be reasonably necessary to permit Pfizer to file, prosecute and maintain, at its own discretion, such Patent Right. Any such Patent Rights that are prosecuted or maintained by Pfizer pursuant to this Section 6.2.1(c) will continue to be owned by Cellectis, and will be excluded from the Valid Claim definition; and, in addition to the exclusive licenses granted to Pfizer under Section 4, Cellectis will and does hereby grant to Pfizer (subject to any existing Third Party rights) a non-exclusive, sublicensable, perpetual, irrevocable, royalty-free, fully paid-up, worldwide license to practice and exploit such Patent Rights for any and all purposes. Cellectis will not decline to pay for or participate in the filing, prosecution or maintenance of any Patent Right under any Cellectis Third Party Agreement that is included in the Licensed Intellectual Property without Pfizer’s prior written consent.

(d) Joint Patent Rights. In the event the Parties conceive or generate any Joint Developed IP, other than any Joint Developed IP that constitutes CAR-T Developed IP and is assigned to Pfizer pursuant to Section 6.1.1(c), or Cellectis CAR-T Developed IP and is assigned to Cellectis pursuant to Section 6.1.1(d), the Parties will promptly meet to discuss and determine, based on mutual consent, whether to seek patent protection thereon. Neither Party will file any Patent Right covering or claiming any such Joint Developed IP (a “Joint Patent Right”) Pfizer will have the first right to file on and control prosecution of any Patent Right covering or claiming any Joint Developed IP used in the development, manufacture, composition or use of any CAR-T Targeting such Pfizer Target in accordance with Section 6.2.1(b). For avoidance of doubt, “prosecution” as used in this Section 6.2.1 includes oppositions, nullity or revocation actions, post-grant reviews and other patent office proceedings involving the referenced Patent Rights.

(e) Liability. To the extent that a Party is obtaining, prosecuting or maintaining a Patent Right included in the Licensed Intellectual Property or Developed IP (including CAR-T Developed IP) or otherwise exercising its rights under this Section 6.2.1, such Party, and its Affiliates, employees, agents or representatives, will not be liable to the other Party in respect of any act, omission, default or neglect on the part of any such Party, or its Affiliates, employees, agents or representatives, in connection with such activities undertaken in good faith.

(f) Extensions. The decision to file for a patent term extension and particulars thereof (including which patent(s) to extend) will be made with the goal of obtaining the optimal patent term and scope of protection for Pfizer Licensed Products. Pfizer will have the sole right but not the obligation to apply for and obtain any patent term extension or related extension of rights, including supplementary protection certificates and similar rights, for any patent relating to a Pfizer Licensed Product (including the choice of which patent(s) to extend), provided that it will consult with Cellectis before applying for or obtaining any such extensions or rights for any patents included in the Licensed Cellectis Intellectual Property. The Parties will provide reasonable assistance to each other in connection with obtaining any such extensions for any patent included in the Licensed Cellectis Intellectual Property. To the extent reasonably and legally required in order to obtain any such extension in a particular country, each Party will make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the extension in such country.

(g) Joint Research Agreement. This Agreement will be understood to be a joint research agreement under 35 U.S.C. § 103(c)(3) entered into for the purpose of researching, identifying and Developing Agreement CAR-Ts and Pfizer Licensed Products.

(h) Recording. If a Party deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate government authorities in one or more jurisdictions in the Territory, then the Parties will agree on a proposed evidence of such recording and the Parties will comply with the terms of Section 7.2.3 in respect of such filing. Each Party will execute and deliver to the other Party any documents necessary or desirable to complete such registration or recordation in accordance with the terms of Section 7.2.3.

6.2.2 Enforcement of Patent Rights.

(a) Notice. If either Pfizer or Cellectis becomes aware of any infringement that may affect competition of either Party within the Field, anywhere in the world, of any issued Patent Right within the Licensed Intellectual Property or Developed IP, such Party will promptly notify the other Party in writing to that effect.

(b) Infringement of Certain Patent Rights.

(i) Subject to the terms and conditions of any applicable Cellectis Third Party Agreements, if any infringement of a Patent Right included in the Licensed Intellectual Property by a Third Party arises from the Development, Manufacture or Commercialization of a product that does, or may, compete with a Pfizer Licensed Product Targeting such Pfizer Target, Pfizer will have the first right, but not the obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of such Patent Right within six (6) months from the date of notice and to join Cellectis as a party plaintiff in each of the following circumstances: (x) where the Pfizer Licensed Product with which the Third Party’s infringement will compete has been [***] or is the subject of [***] and no Cellectis Product or CAR-T product of another Cellectis licensee has begun or completed [***], or (y) where such Patent Right is directed exclusively to a Pfizer Target or a Pfizer Licensed Product Targeting such Pfizer Target; in all other circumstances, Pfizer may, with prior written consent of Cellectis (not to be unreasonably withheld), have the right to take action against such Third Party infringer.

(ii) Pfizer will bear all the expenses of any suit brought by it claiming infringement of any such Patent Right. Cellectis will cooperate with Pfizer in any such suit and will have the right to consult with Pfizer and to participate in and be represented by independent counsel in such litigation at its own expense. Pfizer will incur no liability to Cellectis as a consequence of such

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litigation or any unfavorable decision resulting therefrom, including any decision holding any such Patent Right invalid or unenforceable, and Pfizer will not, without Cellectis’ prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Cellectis or admits the invalidity or unenforceability of any such Patent Right.

(iii) If Pfizer has not obtained a discontinuance of infringement by, or filed suit against, any such Third Party infringer within the six (6) month period set forth in subsection (i) above, then Cellectis will have the right, but not the obligation, to bring suit against such Third Party infringer, at Cellectis’ sole expense; provided, however, that Cellectis will only have the foregoing right if Pfizer would not be required (by Applicable Law or otherwise) to join such suit as a party and such suit would not involve a Patent Right covering a then-existing Agreement CAR-T or Pfizer Licensed Product. Pfizer will have no obligation to cooperate with Cellectis in any such litigation, provided that Pfizer may, at its sole discretion, elect to consult with Cellectis and to participate in and be represented by independent counsel in such litigation at its own expense. Cellectis will incur no liability to Pfizer as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any such Cellectis Patent Right or Joint Patent Right invalid or unenforceable; and Cellectis will not, without Pfizer’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Pfizer or admits the invalidity or unenforceability of any such Patent Right.

(iv) The enforcing Party will keep the other Party reasonably informed of all material developments in connection with any such suit. Subject to the terms and conditions of any applicable Cellectis Third Party Agreements, any recoveries obtained by either Party as a result of any proceeding against such a Third Party infringer will be allocated as follows:

(A) Such recovery will first be used to reimburse each Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party; and

(B) With respect to any remaining portion of such recovery, if Pfizer was the enforcing Party, Cellectis will receive an amount equal to the royalty that would be payable, pursuant to Section 5.4, on an amount of Net Sales of the relevant Pfizer Licensed Product(s) in the country(ies) where such infringement occurred equal to such remaining portion of such recovery, and Pfizer will receive any remaining portion of such recovery; or

(C) With respect to any remaining portion of such recovery, if Cellectis was the enforcing Party, Cellectis will receive any remaining portion of such recovery, except to the extent such recovery was calculated based on lost sales of Pfizer, in which case the allocation of such remaining portion will be made as provided in Section 6.2.2(b)(iv)(B).

(c) Other Infringement of Joint Patent Rights. With respect to any notice of a Third Party infringer of any Joint Patent Right other than in the case of a Joint Patent Right subject to Section 6.2.2(b), the Parties will meet as soon as reasonably practicable to discuss such infringement and determine an appropriate course of action and the Parties’ respective rights and responsibilities with respect to any enforcement thereof.

6.2.3 Biosimilar Notices.

(a) Upon Pfizer’s request any time after completion of the first Phase II Clinical Trial for any Pfizer Licensed Product, Cellectis will use reasonable efforts to assist and cooperate with Pfizer in establishing a strategy for responding to requests for information from Regulatory Authorities and Third Party requestors and preparing submissions responsive to any Biosimilar Notices received by Pfizer; provided that Pfizer will make the final decisions with respect to such strategy and any such responses.

(b) Biosimilar Notices. Pfizer will comply with the applicable provisions of 42 U.S.C. § 262(l) (or any amendment or successor statute thereto), any similar statutory or regulatory requirement enacted in the future regarding biologic products in the United States, or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction, in each case, with respect to any Biosimilar Notice received by Pfizer from any Third Party regarding any Pfizer Licensed Product that is being Commercialized in the applicable jurisdiction, and the exchange of information between any Third Party and Pfizer pursuant to such requirements; provided that, prior to any submission of information by Pfizer to a Third Party, Cellectis will have the right to review the patent information included in such proposed submission, solely with respect to Patent Rights Controlled by Cellectis, and to make suggestions as to any changes to such patent information that Cellectis reasonably believes to be necessary; provided further that Pfizer will determine the final content of any such submission. In the case of a Pfizer Licensed Product approved in the United States under the PHS Act (or, in the case of a country in the Territory other than the United States, any similar law), to the extent permitted by Applicable Law, Pfizer, as the sponsor of the application for the Pfizer Licensed Product, will be the “reference product sponsor” under the PHS Act. Pfizer will give written notice to Cellectis of receipt of a Biosimilar Notice received by Pfizer with respect to a Pfizer Licensed Product, and Pfizer will consult with Cellectis with respect to the selection of the Patent Rights to be submitted pursuant to 42 U.S.C. § 262(l) (or any similar law in any country of the Territory outside the United States); provided that Pfizer will have final say on such selection of Patent Rights. Cellectis agrees to be bound by the confidentiality provisions of 42 U.S.C. § 262(l)(1)(B)(iii). In order to establish standing in connection with any action brought by Pfizer under this Section 6.2.3, Cellectis, upon Pfizer’s request, will reasonably cooperate with Pfizer in any such action, including timely commencing or joining in any action brought by Pfizer under this Section 6.2.3 solely to the extent any Patent Rights Controlled by Cellectis are involved in any such action, and the Parties rights and responsibilities regarding any action will be determined in accordance with Section 6.2.2(b).

6.3 Interference, Opposition, Revocation and Declaratory Judgment Actions. If the Parties mutually determine that, based upon the review of a Third Party’s patent or patent application or other intellectual property rights, it may be desirable in connection with any Agreement CAR-T or Pfizer Licensed Product to provoke or institute an interference, opposition, revocation, post-grant review or other patent office proceedings or declaratory judgment action with respect thereto, then the Parties will consult with one another and will [***] in connection with such an action. Unless otherwise mutually determined by the Parties, if (i) such impasse exists during the Research Term then Cellectis will control such action and will select counsel for such action and (ii) such impasse exists following the Research Term then Pfizer will control such action and will select counsel for such action. The rights and obligations of the Parties under Section 6.4 are expressly subject to this Section 6.3.

6.4 Infringement of Third Party Patent Rights. If the Development, Manufacture or Commercialization of any Pfizer Licensed Product is alleged by a Third Party to infringe a Third Party’s patent or other intellectual property rights, the Party becoming aware of such allegation will promptly notify the other Party. The Party that is alleged to infringe the Third Party’s patent or intellectual property rights will have the right to take such action as it deems appropriate in response to such allegation, and will be solely responsible for all damages, costs and expenses in connection therewith, subject to Section 10.1.

7. CONFIDENTIALITY

7.1 Confidentiality. Except to the extent expressly authorized by this Agreement, the Parties agree that, during the Term and [***], each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing

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Party’s Confidential Information for any purpose, provided, however, that a Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such Confidential Information (i) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (v) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information of the Disclosing Party.

7.2 Authorized Disclosure.

7.2.1 Disclosure to Party Representatives. Notwithstanding the foregoing provisions of Section 7.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the Receiving Party’s, its Affiliates’ and its Sublicensees’ officers, directors, employees, consultants, contractors, licensors and agents (collectively, “Representatives”) who (a) have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement and (b) have agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Article 7.

7.2.2 Disclosure to Third Parties.

(a) Notwithstanding the foregoing provisions of Section 7.1, the Parties may disclose Confidential Information belonging to the other Party:

(i) to Governmental Authorities (A) to the extent reasonably necessary to obtain or maintain INDs or Regulatory Approvals for any Agreement CAR-T or Pfizer Licensed Product Targeting such Pfizer Target, or any Cellectis Target or Cellectis Product Targeting such Cellectis Target, within the Territory, and (B) in order to respond to inquiries, requests, investigations, orders or subpoenas relating to this Agreement;

(ii) to outside consultants, contractors, advisory boards, managed care organizations, and non-clinical and clinical investigators, in each case to the extent reasonably necessary for the performance of this Agreement and under reasonable obligations of confidentiality;

(iii) to the extent reasonably necessary, in connection with filing or prosecuting Patent Rights or Trademark rights as permitted by this Agreement;

(iv) to the extent reasonably necessary, in connection with prosecuting or defending litigation as permitted by this Agreement;

(v) subject to Section 7.3.2, in connection with or included in scientific presentations and publications relating to Agreement CAR-Ts or Pfizer Licensed Products, including abstracts, posters, journal articles and the like, and posting results of and other information about clinical trials to clincialtrials.gov or PhRMA websites; and

(vi) to the extent necessary in order to enforce its rights under this Agreement and as permitted in the Agreement.

(b) In the event a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to Section 7.2.2(a)(i)(B), the Disclosing Party will to the extent possible give reasonable advance written notice of such disclosure to the other Party and take all reasonable measures to ensure confidential treatment of such information.

7.2.3 SEC Filings and Other Disclosures. Notwithstanding any provision of this Agreement to the contrary, either Party may disclose the terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 7.2.3, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure. Further, if a Party discloses this Agreement or any of the terms hereof in accordance with this Section 7.2.3, such Party will, at its own expense, seek such confidential treatment of confidential portions of this Agreement and such other terms, as may be reasonably requested by the other Party.

7.3 Public Announcements; Publications.

7.3.1 Announcements. Except as may be expressly permitted under Section 7.2.3, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. For the sake of clarity, nothing in this Agreement will prevent (a) either Party from making any public disclosure relating to this Agreement if the contents of such public disclosure have previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates; (b) Pfizer from making any scientific publication or public announcement with respect to any Pfizer Licensed Product Targeting such Pfizer Target under this Agreement; provided, however, that, except as permitted under Section 7.2, Pfizer will not disclose any of Cellectis’ Confidential Information in any such publication or announcement without obtaining Cellectis’ prior written consent to do so and (c) Cellectis from making any scientific publication or public announcement with respect to any Cellectis Licensed Product Targeting such Cellectis Program Target under this Agreement; provided, however, that, except as permitted under Section 7.2, Cellectis will not disclose any of Pfizer’s Confidential Information in any such publication or announcement without obtaining Pfizer’s prior written consent to do so. The Parties agree that they will release the announcement attached hereto as Schedule 7.3.1 regarding the signing of this Agreement following the Effective Date.

7.3.2 Publications. During the Term, each Party will submit to the other Party (the “Non-Disclosing Party”) for review and approval any proposed academic, scientific and medical publication or public presentation which contains the Non-Disclosing Party’s Confidential Information. In addition, each Party will submit to the other Party for its review and approval any proposed publication or public presentation relating to the Research Program. In both instances, such review and approval will be conducted for the purposes of preserving the value of the Licensed Intellectual Property, Cellectis CAR-T Developed IP and Pfizer CAR-T Developed IP and the rights granted to each Party hereunder and determining whether any portion of the proposed publication or presentation containing the Non-Disclosing Party’s Confidential Information should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder will be submitted to the Non-Disclosing Party no later than thirty (30) days before submission for publication or presentation (the “Review Period”). The Non-Disclosing Party will provide its comments with respect to such publications and presentations within twenty (20) days after its receipt of such written copy, and the other Party will delete any Confidential Information of the Non-Disclosing Party upon request. The Review Period may be extended for an additional sixty (60) days in the event the Non-Disclosing Party can, within fifteen (15) days of receipt of the written copy, demonstrate reasonable need for such extension, including for the preparation and filing of patent applications. Cellectis and Pfizer will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication governed by this Section 7.3.2.

7.4 Obligations in Connection with Change of Control. If Cellectis is subject to a Change of Control, Cellectis will, and it will cause its Affiliates and Representatives to, ensure that no Confidential Information of Pfizer is released to (a) any Affiliate of Cellectis that becomes an Affiliate as a result of the Change of Control or (b) any Representatives of Cellectis (or of the relevant surviving entity of such Change of Control) who become Representatives as a result of the Change of Control, unless such Representatives have signed individual confidentiality agreements which include equivalent obligations to those set out in this Article 7. If any Change of Control of

Cellectis occurs, Cellectis will promptly notify Pfizer, share with Pfizer the policies and procedures it plans to implement in order to protect the confidentiality of Pfizer’s Confidential Information prior to such implementation and make any adjustments to such policies and procedures that are reasonably requested by Pfizer.

8. REPRESENTATIONS AND WARRANTIES.

8.1 Mutual Representations and Warranties. Each of Cellectis and Pfizer hereby represents and warrants to the other Party that:

8.1.1 it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

8.1.2 the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

8.1.3 it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

8.1.4 this Agreement has been duly executed and is a legal, valid and Binding Obligation on each Party, enforceable against such Party in accordance with its terms; and

8.1.5 the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any Binding Obligation existing as of the Effective Date.

8.2 Representations and Warranties of Cellectis. Cellectis hereby represents and warrants to Pfizer that:

8.2.1 except as expressly disclosed in Schedule 8.2.1, Cellectis is the sole and exclusive owner of the Cellectis Technology existing as of the Effective Date, all of which is free and clear of any claims, liens, charges or encumbrances;

8.2.2 it has and will have the full right, power and authority to grant all of the right, title and interest in the licenses and other rights granted or to be granted to Pfizer or Pfizer’s Affiliates under this Agreement;

8.2.3 as of the Effective Date (a) Schedule 8.2.3 sets forth a true and complete list of all Cellectis Patent Rights, (b) each such Patent Right is in full force and effect and (c) Cellectis or its Affiliates or their licensors have timely paid all filing and renewal fees payable with respect to such Patent Rights;

8.2.4 to its knowledge: (i) the Cellectis Patent Rights existing as of the Effective Date, are, or, upon issuance, will be, valid and enforceable patents and (ii) as of the Effective Date, except as set forth in Schedule 8.2.4, no Third Party (a) is infringing any Cellectis Patent Right for use in CARs in the Field or (b) has challenged or threatened to challenge the extent, validity or enforceability of any Cellectis Patent Right (including, by way of example, through the institution or threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);

8.2.5 it and its counsel, and, to its knowledge, [***], have complied with all Applicable Laws, including any disclosure requirements, in connection with the filing, prosecution and maintenance of the Cellectis Patent Rights existing as of the Effective Date;

8.2.6 except as expressly disclosed in Schedule 8.2.6, Cellectis has independently developed all Cellectis Know-How existing as of the Effective Date or otherwise has a valid right to use, and to permit Pfizer, Pfizer’s Affiliates and Pfizer’s Sublicensees to use, such Cellectis Know-How for all permitted purposes under this Agreement;

8.2.7 it [***] has obtained from all inventors of Cellectis Technology existing as of the Effective Date, valid and enforceable agreements assigning to Cellectis [***] each such inventor’s entire right, title and interest in and to all such Cellectis Technology;

8.2.8 except as expressly disclosed in Schedule 8.2.8, no Cellectis Technology existing as of the Effective Date is subject to any funding agreement with any Governmental Authority;

8.2.9 except as expressly disclosed in Schedule 8.2.9, neither Cellectis nor any of its Affiliates are subject to any agreement or obligation that limits any ownership or license right granted to Pfizer or its Affiliates under this Agreement, including any right granted to Pfizer or its Affiliates to access, practice, grant any licenses or sublicenses under, or provide Pfizer’s Sublicensees with access to any intellectual property right or material (including any Patent Right, Know-How or other data or information), in each case, that would, but for such agreement or obligation, be included in the rights licensed or assigned to Pfizer or its Affiliates pursuant to this Agreement;

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8.2.10 (a) there are no Cellectis Third Party Agreements existing as of the Effective Date, other than the Cellectis Third Party Agreements expressly disclosed in Schedule 8.2.10 (each, a “Disclosed Third Party Agreement”), true and complete redacted copies of which have been provided to Pfizer, (b) except as provided in the Disclosed Third Party Agreements and except for the Servier Agreement, no Third Party has any right, title or interest in or to, or any license under, any Cellectis Technology for use of CAR-Ts in the Field, (c) no rights granted by or to Cellectis or its Affiliates under any Disclosed Third Party Agreement conflict with any right or license granted to Pfizer or its Affiliates hereunder and (d) Cellectis and its Affiliates are in compliance in all respects with all Disclosed Third Party Agreements, including all due diligence obligations of Cellectis under the Disclosed Third Party Agreements;

8.2.11 there is no (a) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or, to the knowledge of Cellectis, threatened against Cellectis or any of its Affiliates or (b) judgment or settlement against or owed by Cellectis or any of its Affiliates, in each case in connection with the Cellectis Technology or relating to the transactions contemplated by this Agreement.

8.3 Representations and Warranties of Pfizer. Pfizer hereby represents and warrants to Cellectis that it has and will have the full right, power and authority to grant all of the right, title and interest in the licenses and other rights granted or to be granted to Cellectis or Cellectis’s Affiliates under this Agreement.

8.4 Cellectis Covenants. In addition to the covenants made by the Parties elsewhere in this Agreement, Cellectis hereby covenants to the other that:

8.4.1 Cellectis will use its reasonable efforts to obtain, [***] of the Effective Date or as soon thereafter as practicable, an executed confirmatory letter agreement [***] substantially in the form as provided by Pfizer prior to the Effective Date or as otherwise acceptable to Pfizer.

8.5 Mutual Covenants. In addition to the covenants made by the Parties elsewhere in this Agreement, each Party hereby covenants to the other that, from the Effective Date until expiration or termination of this Agreement:

8.5.1 it will not (a) take any action that diminishes the rights under the Licensed Cellectis Intellectual Property or Licensed Pfizer Intellectual Property or Developed IP granted or assigned under this Agreement or (b) fail to take any action that is reasonably necessary to avoid diminishing the rights under the Licensed Cellectis Intellectual Property, Licensed Pfizer Intellectual Property or Developed IP granted or assigned to Pfizer or Pfizer’s Affiliates under this Agreement;

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8.5.2 it will (a) not enter into any Third Party Agreement that adversely affects (i) the rights granted to the other Party hereunder or (ii) its ability to fully perform its obligations hereunder; (b) not amend, terminate or otherwise modify any Third Party Agreement (including for Cellectis, the Servier Agreement) or consent or waive rights with respect thereto in any manner that (i) adversely affects the rights granted to the other Party hereunder or (ii) its ability to fully perform its obligations hereunder; (c) fulfill, and cause its Affiliates to fulfill, all of their respective obligations under all Third Party Agreements (including for Cellectis Servier Agreements) so as not to be in breach of such agreements; (e) inform Pfizer of existence of all notices received by Cellectis or its Affiliates relating to any alleged breach or default by Cellectis or its Affiliates under any Third Party Agreement (including Servier Agreement), and all other notices received by Cellectis or its Affiliates in connection with any Cellectis Third Party Agreement (including any Disclosed Third Party Agreement) that pertain to the rights granted to Pfizer or Pfizer’s Affiliates hereunder, within [***] after receipt thereof; and (f) in the event that Cellectis does not resolve any such alleged breach or default, notify Pfizer within [***] before the expiration of the cure period for such breach of default under such Cellectis Third Party Agreement such that Pfizer is able to cure or otherwise resolve such alleged breach or default, and if Pfizer makes any payments to any Third Party in connection with the cure or other resolution of such alleged breach or default, then Pfizer may credit the amount of such payments against any royalties or other amounts payable to Cellectis pursuant to this Agreement.

8.5.3 it will not enter into or otherwise allow itself or its Affiliates to be subject to any agreement or arrangement which limits the ownership rights of the other Party or its Affiliates with respect to, or limits the ability of the other Party or its Affiliates to grant a license, sublicense or access, or provide or provide access or other rights in, to or under, any intellectual property right or material (including any Patent Right, Know-How or other data or information), in each case, that would, but for such agreement or arrangement, be included in the rights licensed or assigned to the other Party or its Affiliates pursuant to this Agreement; and

8.5.4 it will maintain valid and enforceable agreements with all Persons acting by or on behalf of itself or its Affiliates under this Agreement which require such Persons to assign to it their entire right, title and interest in and to all Patent Rights, Know-How or other intellectual property rights that are conceived or generated in the course of performing Research Plan Services.

8.6 Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party which drafted such terms and provisions.

8.7 Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER REPRESENTATIONS AND

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WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

9. GOVERNMENT APPROVALS; TERM AND TERMINATION.

9.1 Government Approvals. Each of Cellectis and Pfizer will cooperate with the other Party and use Commercially Reasonable Efforts to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

9.2 Term. The term of this Agreement (the “Term”) will commence on the Effective Date and will extend, unless this Agreement is terminated earlier in accordance with this Article 9, on a Pfizer Licensed Product-by-Pfizer Licensed Product and country-by-country basis, until such time as the Royalty Term with respect to the sale of such Pfizer Licensed Product in such country expires.

9.3 Termination by Pfizer for Failure of Cellectis to Obtain Shareholder Approval. In the event that Cellectis is unable to obtain approval of its shareholders by August 15, 2014 for the issuance of 2,786,924 ordinary shares of Cellectis to Pfizer pursuant to the Subscription Agreement by and between Cellectis and Pfizer OTC BV dated as of the Effective Date, then Pfizer will have the right, at its sole discretion, to terminate this Agreement in its entirety.

9.4 Termination by Either Party for Cause. Either Party may terminate this Agreement, in its entirety or, at the terminating Party’s option, on a Pfizer Target-by-Pfizer Target basis or Cellectis Program Target-by Cellectis Program Target basis, as applicable, at any time during the Term of this Agreement by giving written notice to the other Party if the other Party commits a material breach of its obligations under this Agreement and such breach remains uncured for ninety (90) days, measured from the date written notice of such breach is given to the breaching Party. Notwithstanding the foregoing, a Party will have the right to terminate this Agreement pursuant to this Section 9.4 (a) in part with respect to an individual Pfizer Target or Cellectis Program Target, as applicable, only if the other Party’s material breach giving rise to such termination right relates to such Pfizer Target or Cellectis Program Target, as applicable, or (b) in its entirety only if such material breach fundamentally frustrates the objectives or transactions contemplated by this Agreement taken as a whole or affects substantially all of the Research Program.

9.5 Termination by Pfizer for Convenience. At any time after the one (1) year anniversary of the Effective Date, Pfizer will have the right to terminate this Agreement for any or no reason, either in its entirety or on a Pfizer Target-by-Pfizer Target basis, by providing sixty (60) days advance written notice of such termination to Cellectis.

9.6 Termination on Insolvency of Cellectis. This Agreement may be terminated upon written notice by Pfizer at any time in the event of a Cellectis Insolvency Event.

9.7 Effects of Termination.

9.7.1 Effect of Termination by Pfizer for Failure of Cellectis to Obtain Shareholder Approval. If Pfizer terminates this Agreement pursuant to Section 9.3:

(a) all work under all Research Plans will cease;

(b) all rights and licenses granted by Cellectis to Pfizer pursuant to Sections 4.1 and will terminate;

(c) all rights and licenses granted by Pfizer to Cellectis pursuant to Sections 4.2 will terminate; and

(d) Pfizer will be relieved of any and all payment obligations under Section 5, including the upfront payment that would become due and payable pursuant to Section 5.1; and

(e) Any material or Confidential Information provided by a Party to the other Party in the course of the performance of this Agreement will be returned or destroyed as directed in writing by the providing Party.

9.7.2 Effect of Termination by Pfizer for Cause. If Pfizer terminates this Agreement with respect to any or all Pfizer Targets pursuant to Section 9.4 (each, a “Terminated Target”):

(a) all work under the applicable Research Plan with respect to each Terminated Target will cease;

(b) all licenses granted to Pfizer with respect to such Terminated Target and any Pfizer Licensed Product Targeting such Terminated Target (each, a “Terminated Pfizer Licensed Product”), including under Section 4.1, will continue and become irrevocable and perpetual, and Pfizer will have no further obligations to Cellectis under this Agreement with respect to any such Terminated Target or Terminated Pfizer Licensed Product (including no further obligation to pay Milestone Payments) other than (i) those obligations that expressly survive termination in accordance with Section 9.9 and (ii) an obligation to pay royalties with respect to Net Sales of Terminated Pfizer Licensed Products in accordance with the terms and conditions of this Agreement, in an amount equal to [***] of the amount that would otherwise have been payable under this Agreement;

(c) If Pfizer terminates this Agreement in its entirety pursuant to Section 9.4, or if Pfizer terminates this Agreement in its entirety pursuant

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to Section 9.5: (i) all licenses granted by Pfizer to Cellectis under Sections 4.1.1 an 4.2.2 will terminate, (ii) Pfizer will have no further obligations to Cellectis under this Agreement other than those obligations that expressly survive termination in accordance with Section 9.9, and (iii) any material or Confidential Information provided Pfizer to Cellectis in the course of the performance of this Agreement will be returned or destroyed as directed in writing by Pfizer;

(d) Pfizer will have the right to offset, against any payment owing to Cellectis under subparagraph (b) above, any damages found or agreed by the Parties to be owed by Cellectis to Pfizer;

(e) Cellectis will remain entitled to receive payments that accrued before the effective date of such termination;

(f) nothing in this Section 9.7.1 will limit any other remedy Pfizer may have for Cellectis’ breach of this Agreement; and

(g) the rights and obligations of the Parties with respect to all Pfizer Targets other than any such Terminated Target will remain in full force and effect.

9.7.3 Effect of Termination by Pfizer on Insolvency of Cellectis. If Pfizer terminates this Agreement pursuant to Section 9.6:

(a) Cellectis will have no further obligation to perform any of its obligations under this Agreement (including Cellectis’ obligations under the Research Program) other than those obligations that expressly survive termination of this Agreement in accordance with Sections 9.7.2(b) and 9.9;

(b) all licenses granted to Pfizer, including under Section 4.1, will continue and become, subject only to the royalty obligation set forth below in this Section 9.7.2(b), irrevocable and perpetual, and Pfizer will have no further obligations to Cellectis under this Agreement (including no further obligation to pay Milestone Payments) other than (i) those obligations that expressly survive termination in accordance with Section 9.9 and (ii) an obligation to pay royalties with respect to Net Sales of Pfizer Licensed Products in accordance with the terms and conditions of this Agreement;

(c) Cellectis will remain entitled to receive payments that accrued before the effective date of such termination;

(d) Pfizer will have the right to offset, against any payment owing to Cellectis under subparagraph (b) above, any damages found or agreed by the Parties to be owed by Cellectis to Pfizer; and

(e) nothing in this Section 9.7.2 will limit any other remedy Pfizer may have for Cellectis’ breach of this Agreement.

9.7.4 Effect of Termination by Cellectis for Cause or by Pfizer for Convenience.

(a) If Cellectis terminates this Agreement with respect to any Pfizer Target pursuant to Section 9.4, or if Pfizer terminates this Agreement with respect to any Pfizer Target pursuant to Section 9.5, then (i) all licenses granted by Cellectis to Pfizer under Sections 4.1.1, 4.1.2 and 4.1.3 with respect to any such Pfizer Target, (ii) any Pfizer Licensed Product Targeting such Pfizer Target will terminate, and (iii) any material or Confidential Information provided by Cellectis to Pfizer in the course of the performance of this Agreement will be returned or destroyed as directed in writing by Cellectis.

(b) If Cellectis terminates this Agreement in its entirety pursuant to Section 9.4, or if Pfizer terminates this Agreement in its entirety pursuant to Section 9.5: (i) all licenses granted by Cellectis to Pfizer under Sections 4.1.1, 4.1.2 and 4.1.3 will terminate, (ii) Cellectis will have no further obligations to Pfizer under this Agreement other than those obligations that expressly survive termination in accordance with Section 9.9, (iii) all rights and licenses granted by Pfizer to Cellectis pursuant to Section 4.2 will continue, (iv) Pfizer’s right of first refusal set forth in Section 3.9 will continue to the extent that such Cellectis Product is Covered by Licensed Pfizer Intellectual Property and (v) any material or Confidential Information provided by Cellectis to Pfizer in the course of the performance of this Agreement will be returned or destroyed as directed in writing by Cellectis.

(c) In the event that Cellectis terminates this Agreement for cause pursuant to Section 9.4 or Pfizer terminates this Agreement without cause pursuant to Section 9.5 with respect to a Licensed Pfizer Product Targeting a Pfizer Target, on Cellectis’ written notice to Pfizer, which notice may only be delivered within [***] following the effective date of such termination, unless such termination is related to material concerns regarding the safety of the Compound(s) or Product(s), the Parties will negotiate in good faith for a period not to exceed [***] following the effective date of termination regarding:

(i) the grant by Pfizer to Cellectis of a royalty-bearing, non-exclusive license under the Applicable Pfizer Technology permitting Cellectis to continue to Develop, Commercialize and Manufacture any Product under Development or Commercialization by Pfizer under this Agreement at the time of

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termination, in the form in which such Product then exists (a “Continuation Product”); and

(ii) the related transfer to Cellectis of development data and regulatory filings specifically relating to such Continuation Product or the granting to Cellectis of rights of reference with respect to such data and filings.

(d) Neither Party will be obligated to enter into any transaction described in Section 9.7.4(c) and neither Party will have any liability to the other for failure to do so.

(e) For the avoidance of doubt, if Cellectis terminates this Agreement with respect to any Pfizer Target pursuant to Section 9.4, or if Pfizer terminates this Agreement with respect to any Pfizer Target pursuant to Section 9.5, in each case including all Pfizer Targets in the event that this Agreement is terminated in its entirety, any such Pfizer Target will no longer be considered to be a Pfizer Target for the purpose of this Agreement.

9.7.5 Satisfaction of Obligations During Notice Period. During the period from providing a notice of termination through the termination of the Agreement, the Parties will continue to perform their obligations under this Agreement.

9.7.6 Pending Dispute Resolution. If a Party gives notice of termination under Section 9.4 and the other Party disputes whether such notice was proper, then the issue of whether this Agreement has been terminated will be resolved in accordance with Section 11.10 and this Agreement will remain in effect pending the resolution of such dispute. If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination will be effective immediately. If as a result of such dispute resolution process it is determined that the notice of termination was improper, then no termination will have occurred and this Agreement will remain in effect.

9.8 Disposition of Inventories of Products. Following termination of this Agreement with respect to one or more Pfizer Targets, Pfizer, its Affiliates and its Sublicensees will have the right to continue to sell their existing inventories of Pfizer Licensed Product(s) Targeting such Pfizer Targets that have received Regulatory Approval prior to such termination for a period not to exceed [***] after the effective date of such termination or expiration and Pfizer will pay any royalties payable in connection with such sales in accordance with Section 5.5.

9.9 Survival of Certain Obligations. Expiration or termination of this Agreement will not relieve the Parties of any obligation that accrued before such expiration or termination. The following provisions will survive expiration or termination of this Agreement: Sections 1 (Definitions); 5.6.2 to 5.6.6 (Reports and Payments); 5.7 (Maintenance and Audit Rights); 7 (Confidentiality); 8 (Representations and Warranties);

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9.3 to 9.9 (Effect of Termination); 10 (Limitation on liabilities) and 11 (Miscellaneous) . In addition, any Section that is referred to in the above listed Sections shall survive solely for the interpretation or enforcement of the listed Sections.

9.10 Right to Termination of Research Project(s) or Research Program by Pfizer upon Change of Control of Cellectis. If a Change of Control of Cellectis is consummated during the Research Term, Pfizer will have the right to terminate any Research Project or the Research Program in its entirety, upon written notice to Cellectis within [***] after consummation of such Change of Control of Cellectis. Such termination of any Research Project or the Research Program (a) will not constitute termination of this Agreement, (b) will not affect the Parties’ rights and obligations under this Agreement other than those relating to such Research Project or the Research Program and (c) will not relieve either Party of any obligation that arose prior to such termination. Following any such termination of any Research Project or the Research Program, as applicable, Pfizer will have no further funding obligation under Article 2 or Section 5.3 with respect to such Research Project or the Research Program, as applicable, other than that which may have accrued prior to such termination. In addition, if, at any time following a Change of Control of Cellectis consummated during the Research Term, Cellectis or its successor fails to perform its obligations under the Research Program in any material respect, then, effective upon written notice to Cellectis or its successor, Pfizer will have the right to terminate any Research Project or the Research Program in its entirety pursuant to this Section 9.10, and Cellectis will promptly transfer to Pfizer, at no additional cost to Pfizer, such Cellectis Know-How and Cellectis Improvements, including related materials, as is necessary for Pfizer to complete all activities contemplated under such Research Project or the Research Program, as applicable. For the avoidance of doubt, in the event that Pfizer terminates a Research Project or the Research Program in accordance with this Section 9.10, such termination will not be deemed to be a termination for cause under Section 9.4 or a termination for convenience under Section 9.5, and the only effects of such termination are as set forth in this Section 9.10. Notwithstanding any provision of this Agreement to the contrary, nothing in this Section 9.10 will limit, or preclude Pfizer from seeking, any other remedy Pfizer may have for Cellectis’ breach of this Agreement; provided that Pfizer may not seek remedy under both this Section 9.10 and Section 9.4 with respect to the same performance failure by Cellectis or its successor.

9.11 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Cellectis are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Pfizer, as licensee of intellectual property under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that in the event of a rejection of this Agreement by Cellectis in any bankruptcy proceeding by or against Cellectis under the U.S. Bankruptcy Code, (i) Pfizer will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in Pfizer’s possession,

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will be promptly delivered to it upon Pfizer’s written request therefor, and (ii) Cellectis will not interfere with Pfizer’s rights to intellectual property and all embodiments of intellectual property, and will assist and not interfere with Pfizer in obtaining intellectual property and all embodiments of intellectual property from another entity. The term “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Pfizer Licensed Products, filings with Regulatory Authorities and related rights, and Cellectis Technology.

10. LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE.

10.1 No Consequential Damages. Except with respect to liability arising from a breach of Article 7, from any willful misconduct or intentionally wrongful act, or to the extent such Party may be required to provide indemnification under this Article 10, in no event will either Party, its Affiliates, its Sublicensees or any of its, its Affiliates’ or its Sublicensees’ respective Representatives be liable under this Agreement for any special, indirect, incidental, consequential or punitive damages, whether in contract, warranty, tort, negligence, strict liability or otherwise, including loss of profits or revenue suffered by either Party or any of its respective Affiliates or Representatives. Without limiting the generality of the foregoing, “consequential damages” will be deemed to include, and neither Party will be liable to the other Party or any of such other Party’s Affiliates, Representatives or stockholders for, any damages based on or measured by loss of projected or speculative future sales of the Pfizer Licensed Products, any Milestone Payment due upon any unachieved event under Section 5.3, any unearned royalties under Section 5.4 or any other unearned, speculative or otherwise contingent payments provided for in this Agreement.

10.2 Indemnification by Pfizer. Pfizer will indemnify, defend and hold harmless Cellectis, its Affiliates, their sublicensees, contractors, subcontractors and distributors and each of its and their respective employees, officers, directors and agents (each, a “Cellectis Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the Cellectis Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

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10.3 Indemnification by Cellectis. Cellectis will indemnify, defend and hold harmless Pfizer, its Affiliates, Sublicensees, contractors, distributors and each of its and their respective employees, officers, directors and agents (each, a “Pfizer Indemnified Party”) from and against any and all Liabilities that the Pfizer Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

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10.4 Procedure.

10.4.1 Notice. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In the event that any Third Party asserts a claim or other proceeding (including any governmental investigation) with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party will promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

10.4.2 Control. Subject to Pfizer’s right to control any actions described in Section 6.2 (even where Cellectis is the Indemnifying Party), the Indemnifying Party will have the right, exercisable by notice to the Indemnified Party within ten (10) Business Days after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (a) the Indemnifying Party has

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sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is sought, (b) the Third Party Claim seeks solely monetary damages and (c) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party will be solely obligated to satisfy and discharge the Third Party Claim in full (the conditions set forth in clauses (a), (b) and (c) above are collectively referred to as the “Litigation Conditions”). Within ten (10) Business Days after the Indemnifying Party has given notice to the Indemnified Party of its exercise of its right to defend a Third Party Claim, the Indemnified Party will give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party reasonably so objects, the Indemnified Party will continue to defend the Third Party Claim, at the expense of the Indemnifying Party, until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party will be entitled, at its sole cost and expense, to assume direction and control of such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party will cooperate, and will cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not satisfy the Litigation Conditions or does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within ten (10) Business Days after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other Party is defending as provided in this Agreement.

10.4.3 Settlement. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party will have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, but will not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages without the prior written consent of the Indemnifying Party. Each of the Indemnifying Party and the Indemnified Party will not make any admission of liability in respect of any Third Party Claim without the prior written consent of the other Party, and the Indemnified Party will use reasonable efforts to mitigate Liabilities arising from such Third Party Claim.

10.5 Insurance. Each Party will obtain and maintain, during the Term, commercial general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers (or pursuant to a program of self-insurance reasonably satisfactory to the other Party) to cover its indemnification obligations under Section 10.2 or Section 10.3, as applicable, in each case with limits of not less than [***] per occurrence and in the aggregate.

11. MISCELLANEOUS.

11.1 Other Cellectis Targets. For sake of clarity, except as set forth in Section 2.1.4 (CAR-T Exclusivity), 2.3 (Selection of Other Cellectis Targets), 2.4 (Targets Selection Process), and 2.8 (Right of Negotiation) Other Cellectis Targets are outside the scope of this Agreement.

11.2 Assignment. Either Party may not assign this Agreement or any interest hereunder without the prior written consent of the other, which consent will not be unreasonably withheld or delayed., except that this Agreement may be assigned as follows: (a) a Party may assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of its business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest and (b) a Party may assign its rights and obligations under this Agreement to any of its Affiliates. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 11.2 will be void.

11.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

11.4 Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes Commercially Reasonable Efforts to resume performance. For purposes of this Agreement, “force majeure” will include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any Applicable Law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, or destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

11.5 Notices. Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement (including any notice of force majeure,

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breach, termination, change of address, etc.) will be in writing and will be deemed given upon receipt if delivered personally or by facsimile transmission (receipt verified), five days after deposited in the mail if mailed by registered or certified mail (return receipt requested) postage prepaid, or on the next Business Day if sent by overnight delivery using a nationally recognized express courier service and specifying next Business Day delivery (receipt verified), to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as will be specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

All correspondence to Pfizer will be addressed as follows:

Pfizer Inc.

Notices: R&D Business Development

235 East 42nd Street

New York, NY 10017

Attention: Attn.: R&DBD Contract Notice

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with a copy to:

Pfizer Inc.

Notices: Pfizer Legal Division

235 East 42nd Street

New York, NY 10017

Attn.: Chief Counsel, R&D

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All correspondence to Cellectis will be addressed as follows:

Cellectis

8, rue de la Croix Jarry

75013 Paris

Attn.: Chief Executive Officer

Fax.: +33 1 81 69 16 03

with a copy to:

Cellectis

8, rue de la Croix Jarry

75013 Paris

Attn.: General Counsel

Fax.: +33 1 81 69 16 03

11.6 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

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11.7 Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

11.8 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

11.9 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.10 Dispute Resolution. If any dispute or disagreement arises between Pfizer and Cellectis in respect of this Agreement, they will follow the following procedures in an attempt to resolve the dispute or disagreement:

11.10.1 The Party claiming that such a dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the dispute.

11.10.2 Within [***] of receipt of a Notice of Dispute, the Pfizer Alliance Manager and the Cellectis Alliance Manager will meet in person or by teleconference and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they will use their reasonable endeavors to resolve the dispute.

11.10.3 If the Alliance Managers are unable to resolve the dispute during the meeting described in Section 11.10.2 or if for any reason such meeting does not take place within the period specified in Section 11.10.2, then the dispute will be referred to the JRC which will meet no later than [***] following the initial receipt of the Notice of Dispute and use reasonable endeavors to resolve the dispute.

11.10.4 If the JRC is unable to resolve the dispute during the meeting described in Section 11.10.3 or if for any reason such meeting does not take place within the period specified in Section 11.10.3, then the head of Rinat and the Chief Executive Office of Cellectis will meet at a mutually agreed-upon time and location for the purpose of resolving such dispute.

11.10.5 If, within a further period of [***], or if in any event within [***] of initial receipt of the Notice of Dispute, the dispute has

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not been resolved, or if, for any reason, the meeting described in Section 11.10.4 has not been held within [***] of initial receipt of the Notice of Dispute, then the Parties agree that, subject to Section 11.11 below, either Party may initiate litigation to resolve the dispute.

11.11 Election of Resolution Process. Notwithstanding any provision of Section 11.10 to the contrary, if (i) either Party raises any allegation or claim of Misuse (each, a “Misuse Allegation”) and (ii) the Parties are unable to resolve such Misuse Allegation pursuant to the dispute escalation process described in Sections 11.10.1 through 11.10.5 (the “Escalation Process”), then, following completion of the Escalation Process, the Parties may mutually agree to have such Misuse Allegation resolved pursuant to the terms of Section 11.12 (the “Arbitration Process”). If the Parties fail to agree on use of arbitration pursuant to Section 11.12 in a timely manner (not to exceed [***]), then the Parties will be deemed to have elected to have such Misuse Allegation resolved through litigation.

11.12 Arbitration Process. If the Parties mutually elect to resolve any Misuse Allegation pursuant to the Arbitration Process, then such Misuse Allegation will be referred to and finally resolved by binding arbitration in accordance with the Commercial Rules and Procedures (the “Rules”) of the International Chamber of Commerce (“ICC”), by an arbitral tribunal composed of three arbitrators, all of whom will have relevant experience in pharmaceutical industry, appointed by agreement of the Parties in accordance with the Rules. If, at the time of the arbitration, the Parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator will (1) have relevant experience in pharmaceutical industry and (2) be appointed by agreement of the Parties, or, failing such agreement, by ICC in accordance with the Rules. The foregoing arbitration proceedings may be commenced by either Party by written notice to the other Party. Unless otherwise agreed by the Parties hereto, all such arbitration proceedings will be held in London, England, provided that proceedings may be conducted by telephone conference call with the consent of both Parties and the arbitrator(s). All arbitration proceedings will be conducted in the English language.

11.12.1 Limited Discovery. Documentary discovery may be conducted at the discretion of the arbitrator(s), provided that any such discovery will (a) be limited to documents directly relating to the Misuse Allegation, (b) be conducted pursuant to document discovery procedures as set forth under the laws of the State of New York, U.S.A., (c) be conducted subject to the schedule stipulated by the Parties, or in the absence of stipulation, the schedule ordered by the arbitrator(s), and (d) not require either Party, its Affiliates or their respective employees, officers, directors or agents to be subject to deposition. Notwithstanding any provision of this Section 11.12.1 to the contrary, all discovery must be completed within sixty (60) days of the notice of commencement of arbitration proceedings.

11.12.2 Awards and Fees. The arbitrator(s) may only consider awards of direct monetary damages and will not under any circumstances have the authority to grant (a) injunctive relief, (b) equitable relief, (c) orders for specific performance, (d) punitive damages or (e) consequential damages as described in

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Section 10.1. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrator(s), or, in the absence of such determination, each Party will pay its own expenses.

11.12.3 Rulings. All arbitration proceedings must be completed within 180 days of the notice of commencement of arbitration proceedings. The Parties hereby agree that, subject to the provisions of this Section 11.12.3, the arbitrator(s) has authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator(s) deem reasonable and necessary with or without petition therefore by the Parties as well as the final ruling and judgment. Rulings will be issued by written order summarizing the arbitration proceedings no more than 30 days after the final submissions of the Parties. All rulings by the arbitrator(s) will be final and non-appealable to any court except in circumstances where such rulings do not comply with the terms of Section 11.12.

11.12.4 Enforcement of Rulings by Courts of Competent Jurisdiction. Any ruling issued by the arbitrator(s) pursuant to Section 11.12 may be enforced, to the extent that such ruling complies with the provisions of Section 11.12, in any court having jurisdiction over any of the Parties or any of their respective assets.

11.12.5 Confidentiality. All activities undertaken by the arbitrator(s) or the Parties pursuant to this Section 11.12 will be conducted subject to obligations of confidentiality no less restrictive than those set forth in Section 7. Further, the Parties acknowledge and agree that their respective conduct during the course of the arbitration and their respective statements and all information exchanged in connection with the arbitration is Confidential Information under this Agreement and subject to the provisions of Section 7.

11.12.6 Unauthorized Disclosure of Confidential Information to Third Parties. Notwithstanding any provision of this Agreement to the contrary (i) the provisions of this Section 11.12 will not apply to Pfizer’s disclosure of Cellectis Confidential Information to any Third Party in violation of Section 7 and (ii) Cellectis reserves its rights under Section 11.10 to immediately initiate litigation seeking any remedy at law or in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under Section 7 with respect to any such unauthorized disclosure.

11.13 Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof.

11.14 Consent to Jurisdiction. Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United Kingdom for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof, (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.

11.15 Entire Agreement. This Agreement, including its Exhibits and Schedules, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including the Confidentiality Agreement which is hereby terminated effective as of the Effective Date, provided that such Confidentiality Agreement will continue to govern the treatment of Confidential Information disclosed by the Parties prior to the Effective Date in accordance with its terms.

11.16 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.17 Pfizer Anti-Bribery and Anti-Corruption Practices. Throughout the term of this Agreement, Cellectis, its Affiliates and Subcontractors must comply with the Anti-Bribery and Anti-Corruption provisions set forth in Attachment 11.17 hereto.

11.18 Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or PDF file, each of which will be binding when received by the applicable Party.

11.19 No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement. However, Pfizer may decide, in its sole discretion, to use one or more of its Affiliates to perform its obligations and duties hereunder, provided that Pfizer will remain liable hereunder for the performance by any such Affiliates of any such obligations.

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

PFIZER		CELLECTIS SA

By:	/s/ G.M. Dolsten	By:	/s/ Andre Choulika
Name:	G.M. Dolsten	Name:	Andre Choulika
Title:	President of RD	Title:	CEO

ATTACHMENT 11.17

PFIZER ANTI-BRIBERY AND ANTI-CORRUPTION PRACTICES

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EXHIBIT 1 TO ATTACHMENT 11.17

PFIZER ANTI-BRIBERY AND ANTI-CORRUPTION PRINCIPLES

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Schedule 1.52: Expected Subcontractors

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Schedule 2.6.1: Research Plan

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Appendix A:

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Appendix B:

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Appendix C:

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Appendix D:

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Schedule 8.2.1: In Licensed Patent Right comprised in the Cellectis Technology

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Schedule 8.2.3: Cellectis Patent Rights

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Schedule 8.2.4

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Schedule 8.2.8

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Schedule 8.2.9

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Schedule 8.2.10: Disclosed Third Party Agreement

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EXECUTION COPY

AMENDMENT

THIS AMENDMENT (“Amendment”) is made this 1st day of December, 2016 by and between Pfizer, Inc., a corporation organized and existing under the laws of the State of Delaware and having a place of business at 235 East 42nd Street, New York, New York 10017 United States (“Pfizer”), and Cellectis SA, a corporation organized and existing under the laws of France and having a place of business at 8 rue de la Croix Jarry, 75013 Paris, France (“Cellectis”).

WHEREAS, Pfizer and Cellectis are Parties to the Research Collaboration and License Agreement dated June 17, 2014 (as amended from time to time, the “Pfizer Collaboration Agreement”);

WHEREAS, in furtherance of, and as part of, the transactions contemplated by the Pfizer Collaboration Agreement, subject to the terms and conditions set forth in this Amendment, Cellectis desires to clarify the grant of certain rights to Pfizer;

WHEREAS, pursuant to the Servier Agreement (as defined in the Pfizer Collaboration Agreement), Cellectis granted certain exclusive patent rights to Servier on the terms set forth therein in respect of, among other things, the Other Products in the Other Field in the Other Territory;

WHEREAS, in furtherance of, and as part of, the transactions contemplated by the Servier Agreement and pursuant to the terms set forth therein, Servier has requested that Cellectis license certain patent rights to Pfizer in respect of the Other Products in the Other Field in the Other Territory; and

WHEREAS, the parties desire to amend the Pfizer Collaboration Agreement as set forth below.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 1 is amended to include the following definitions:

1.88 “Other Field” means anti-tumor adoptive immunotherapy, together with any additional fields as amended from time to time by Cellectis at the written direction of Servier pursuant to Section 4.3(b) of the Servier Agreement.

1.89 “Other Products” means, as of the Effective Date, UCART19 [***], corresponding to an allogeneic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) directed against [***] target, and including specific attributes, as initially developed by Cellectis as per the Servier Agreement, and that are initially licensed by Cellectis to Servier as per the Servier Agreement together with any additional allogeneic anti-tumor adoptive T-cell CARs that bind to [***] as may be optioned by Servier from Cellectis under the Servier Agreement,

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together with any additional products as amended from time to time by Cellectis at the written direction of Servier pursuant to Section 4.3(b) of the Servier Agreement.

1.90 “Other Territory” means the United States of America together with any additional territories as amended from time to time by Cellectis at the written direction of Servier pursuant to Section 4.3(b) of the Servier Agreement.

1.123 “Servier” means Les Laboratoires Servier, a corporation organized and existing under the laws of France and having a place of business located at 50 rue Carnot, 92150 Suresnes, France.

The remaining definitions will be renumbered in alphabetical order as necessary.

2.	Section 4.1.2 of the Pfizer Collaboration Agreement is replaced in its entirety with the following:

4.1.2 [***] Patent Rights.

(a) Subject to the terms and conditions of this Agreement on a Pfizer Target-by-Pfizer Target basis and effective on the Target Designation Date for such Pfizer Target, Cellectis hereby grants to Pfizer and its Affiliates the right to use the [***] engineered by Cellectis pursuant to this Agreement to Develop Pfizer Licensed Products until the filing of an IND for each Pfizer Licensed Product, in the Field.

(b) Subject to the terms and conditions of this Agreement on an Other Product-by-Other Product basis and effective as of October 30, 2015 (or such later date as such Other Product is included hereunder pursuant to Section 4.3(b) of the Servier Agreement), Cellectis hereby grants to Pfizer and its Affiliates the right to use the [***] engineered by Cellectis pursuant to the Servier Agreement to Develop Other Products, and Cellectis shall further have the obligation to grant the rights set forth in this Section 4.l.2(b) to subcontractors as directed by Pfizer pursuant to Section 4.l.5(b) herein, until the filing of an IND for each Other Product, in the Other Field.

(c) Subject to the terms and conditions of this Agreement, on a Pfizer Target-by-Pfizer Target basis and effective upon the filing of an IND for each individual Pfizer Licensed Product developed under 4.1.2(a), Cellectis hereby grants to Pfizer and its Affiliates an exclusive (even as to Cellectis) license under the [***] Patent Rights, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize such Pfizer Licensed Product in the Field in the Territory, with the right to sublicense as provided in Section 4.1.3. Notwithstanding the foregoing, Pfizer hereby acknowledges and agrees that Cellectis shall have the right and obligation to grant licenses and rights to a Third Party as set forth in Section 4.l5(b) and Pfizer’s license and other rights under the [***] Patent Rights shall be limited accordingly so long as any such agreement remains in effect with such Third Party. For the sake of clarity, the license granted to Pfizer by Cellectis herein does not

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give Pfizer the right (i) to [***] or (ii) sublicense the [***] Patent Rights pursuant to Section 4.1.4, provided however that Pfizer may sublicense pursuant to Section 4.1.4 solely in relation to a transaction involving, with respect to all [***] Patent Rights, only the [***] Patent Rights owned by Cellectis or owned by University of Minnesota.

(d) Subject to the terms and conditions of this Agreement, on an Other Product-by-Other Product basis and effective upon the filing of an IND for each individual Other Product developed under 4.1.2(b), Cellectis hereby grants to Pfizer and its Affiliates an exclusive (even as to Cellectis) license under the [***] Patent Rights, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize such Other Product in the Other Field in the Other Territory, and Cellectis shall further have the obligation to grant the licenses and rights set forth in this Section 4.1.2(d) to subcontractors as directed by Pfizer pursuant to Section 4.1.5(b) herein. For the sake of clarity, the license granted to Pfizer by Cellectis herein does not give Pfizer the right (i) to [***] or (ii) sublicense the [***] Patent Rights pursuant to Section 4.1.4, provided however that Pfizer may sublicense pursuant to Section 4.1.4 solely in relation to a transaction involving, with respect to all [***] Patent Rights, only the [***] Patent Rights owned by Cellectis or owned by University of Minnesota.

(e) In accordance with Section 4.l.5(b) of this Agreement, Pfizer has directed Cellectis to grant certain rights to Servier previously granted to Pfizer pursuant to Sections 4.l.2(a) and (c) herein. Pfizer hereby consents to the license granted by Cellectis to Servier pursuant to the Servier Agreement, as amended. The parties acknowledge and agree that any rights or licenses that have been granted to Servier at Pfizer’s request (including any expansions of such rights or licenses, pursuant to this Agreement, that Pfizer directs Cellectis in writing to grant to Servier), or that may hereafter be granted by Cellectis to Servier, a subcontractor as directed by Servier, or a Third Party at the request of Pfizer, are rights or licenses that were provided to Pfizer pursuant to this Agreement in accordance with the broad collaboration and development activities contemplated hereunder, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Pfizer have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional payments or compensation from Servier, Pfizer or any other person or entity in connection with the foregoing. Without limiting the foregoing, the parties agree and acknowledge that all consideration paid or to be paid, whether one-time payments, milestone payments, royalty payments or otherwise, to Cellectis under the Servier Agreement or this Agreement shall not be reduced or otherwise modified or amended because of the license granted to Servier or other parties as contemplated hereby.

3.	Section 4.1.5 of the Pfizer Collaboration Agreement is replaced in its entirety with the following:

(a)	Direct License to Affiliates. Pfizer may at any time request and authorize Cellectis

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to grant licenses directly to Affiliates of Pfizer by giving written notice designating to which Affiliate a direct license is to be granted. Upon receipt of any such notice, Cellectis will enter into and sign a separate direct license agreement with such designated Affiliate of Pfizer. All such direct license agreements will be consistent with the terms and conditions of this Agreement, except for such modifications as may be required by the laws and regulations in the country in which the direct license will be exercised. The Parties further agree to make any amendments to this Agreement that are necessary to conform the combined terms of such direct license agreements and this Agreement to the terms of this Agreement as set forth on the Effective Date. In countries where the validity of such direct license agreements requires prior governmental approval or registration, such direct license agreements will not become binding between the parties thereto until such approval or registration is granted, which approval or registration will be obtained by Pfizer. All costs of making such direct license agreement(s), including Cellectis’ reasonable attorneys’ fees, under this Section 4.1.4 will be borne by Pfizer. Cellectis may provide a copy of any such license or similar agreements (and this Agreement) to any of its direct or indirect licensors to the extent required to comply with the terms of any license agreement to which Cellectis is a party from time to time.

(b)

Direct License to Third Parties. Pfizer may at any time request and authorize Cellectis to grant the rights and licenses set forth in Sections 4.l.2(a), 4.1.2(b), 4.l.2(c) and 4.l.2(d) of this Agreement directly to third parties by giving written notice designating to which Third Party such direct right or license is to be granted. Upon receipt of any such notice, Cellectis will enter into and sign a separate direct license or similar agreement with such designated Third Party, which, to the extent involving [***] Patent Rights licensed to Cellectis by Life Technologies Corporation, must include a license in respect of all of the [***] Patent Rights. All such direct license or similar agreements will be consistent with the terms and conditions of this Agreement, except for such modifications as may be required by the laws and regulations in the country in which the direct license or right will be exercised. Cellectis may provide a copy of any such license or similar agreements to any of its direct or indirect licensors to the extent required to comply with the terms of any license agreement to which Cellectis is a party from time to time. The parties further agree and acknowledge that no additional consideration would be due to Cellectis from Pfizer or such Third Party in respect of the grant of any such license or similar right, and the grant of any such license or similar right shall limit Pfizer’s license and other rights accordingly so long as any such agreement remains in effect with such Third Party. The parties acknowledge and agree that any rights or licenses that may hereafter be granted by Cellectis at the request of Pfizer as contemplated by the immediately preceding sentence are rights or licenses that were previously provided to Pfizer pursuant to this Agreement in accordance with the broad collaboration and development activities contemplated by such agreement, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Pfizer have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional payments or compensation from Pfizer or any other person or entity in connection with the foregoing. The parties further

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agree to make any amendments to this Agreement that are necessary to conform the combined terms of such direct license or similar agreements and this Agreement to the terms of this Agreement. In countries where the validity of such direct license or similar agreements requires prior governmental approval or registration, such direct license or similar agreements will not become binding between the parties thereto until such approval or registration is granted, which approval or registration will be obtained by Pfizer or the Third Party, as applicable.

4.	Sections 9.7.4(a) and (b) of the Pfizer Collaboration Agreement are replaced in their entirety with the following:

(a)

If Cellectis terminates this Agreement with respect to any Pfizer Target pursuant to Section 9.4, or if Pfizer terminates this Agreement with respect to any Pfizer Target pursuant to Section 9.5, then (i) all licenses granted by Cellectis to Pfizer under Sections 4.1.1, 4.1.2 and 4.1.3 with respect to any such Pfizer Target will terminate, (ii) any Pfizer Licensed Product Targeting such Pfizer Target will terminate, and (iii) any material or Confidential Information provided by Cellectis to Pfizer in the course of the performance of this Agreement will be returned or destroyed as directed by Cellectis.

(b)

If Cellectis terminates this Agreement in its entirety pursuant to Section 9.4, or if Pfizer terminates this Agreement in its entirety pursuant to Section 9.5: (i) all licenses granted by Cellectis to Pfizer under Sections 4.1.1, 4.1.2(a), 4.1.2(c) and 4.1.3 will terminate, (ii) all rights and licenses granted by Cellectis to Pfizer pursuant to Section 4.l.2(b) and 4.1.2(d), and all obligations to which the parties are bound hereunder with relation thereto, will continue in full force and effect, to the extent such rights and licenses were not previously or concurrently terminated (including as set forth in Section 9.7.4(a) herein) and will subsequently terminate in accordance with the terms of the Servier Agreement, wherein such rights and licenses were initially granted to Servier, (iii) Cellectis will have no further obligations to Pfizer under this Agreement other than those obligations that expressly survive termination in accordance with Section 9.9, (iv) all rights and licenses granted by Pfizer to Cellectis pursuant to Section 4.2 will continue, (v) Pfizer’s right of first refusal set forth in Section 3.9 will continue to the extent that such Cellectis Product is Covered by Licensed Pfizer Intellectual Property and (vi) any material or Confidential Information provided by Cellectis to Pfizer in the course of the performance of this Agreement will be returned or destroyed as directed in writing by Cellectis. For the avoidance of doubt, all rights and licenses granted by Cellectis to Pfizer pursuant to Section 4.1.2(b) and 4.1.2(d), and all obligations to which the parties are bound hereunder with relation thereto, will terminate immediately upon the earlier to occur of (i) termination or expiration of the of the license granted by Cellectis to Servier in respect of the [***] Patent Rights for the Other Products pursuant to the Servier Agreement, or (ii) on an Other Product-by-Other Product basis, termination or expiration of the license granted by Servier to Pfizer in respect of an Other Product pursuant to the Exclusive License and Collaboration Agreement dated as of October 30, 2015 by and between Pfizer and Servier (as amended from time to time).

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Except as modified and amended herein, the terms and conditions of the Agreement shall remain in full force and effect. The Agreement and this Amendment constitute the entire understanding between the Parties and supersedes all prior agreements, whether written or oral. No modification or amendment to the Agreement or Amendment shall be valid unless in writing and signed by both Parties.

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IN WITNESS WHEREOF, the Parties hereby agree to the forgoing.

PFIZER, INC.

By:	/s/ John DeYoung
Name: John DeYoung
Title: Vice President

CELLECTIS S.A.

By:	/s/ André Choulika
Name: André Choulika
Title: Chief Executive Officer

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